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                                                                    EXHIBIT 10.3


                                  OFFICE LEASE


     This Office Lease, dated, for reference purposes only, as of March 25, 1999 is between FAIRHAVEN INVESTORS LIMITED PARTNERSHIP, a Pennsylvania limited partnership (the "LANDLORD") and WILTEK, INC., a Connecticut corporation (the "TENANT").

                            1. BASIC LEASE PROVISIONS

     1.01 PROJECT. The land and improvements known as 35 Nutmeg Drive, in Trumbull, Connecticut and described in Section 2.01.

     1.02 BUILDING. The office building located at the Project and described in
Section 2.01.

     1.03 PREMISES. 20,555 rentable square feet in area on the first (1st) floor of the Building as described in Section 2.01.

     1.04 USE. General, executive and administrative office use (and ancillary uses directly related thereto that are permitted by zoning regulations) subject to Section 7.

     1.05 TERM. The period commencing on the "COMMENCEMENT DATE", as defined in
Section 3 and ending on December 31, 2014.

     1.06 ANNUAL BASE RENT. The amounts set forth in the table below, payable on the first (1st) day of each month as provided in Section 4.01:

                              PER RENTABLE                                                     MONTHLY
                  PERIOD      SQUARE FOOT                        ANNUAL RENT                   BASE RENT
                  ------      ------------                       -----------                   ---------

         Lease Year 1-5       $13.00                             $267,215.00                   $22,267.92
         Lease Year 6-10      $15.00                             $308,325.00                   $25,693.75
         Lease Year 10-15     $17.00                             $349,435.00                   $29,119.58


     1.07 SECURITY DEPOSIT. As provided in Section 4.06.

     1.08 TENANT SHARE OF TAXES AND OPERATING EXPENSES. 10.54% as defined in
Section 5.

     1.09 LISTING BROKER. David A. Mack Properties, LLC.

                      2. PREMISES, PARKING AND COMMON AREAS

     2.01 PREMISES. Landlord owns the real estate and improvements known as 35 Nutmeg Drive in Trumbull, Connecticut, which is located on land (the "LAND") more particularly described in Exhibit A hereto. The Premises are a portion of the Building identified in Section 1.02 (the "BUILDING"). Landlord, for and in consideration of the rents herein reserved and of the covenants, conditions and agreements herein contained, hereby leases to Tenant and Tenant accepts from Landlord, the Premises shown on the plan attached hereto as Exhibit B (the "PREMISES"), including rights to the Common Areas as herein specified. The term "PROJECT" includes the Premises, the Building, the Common Areas (defined in
Section 2.03), the Land and all improvements thereon and thereunder. No rights to light or air over any real estate, whether belonging to Landlord or any other party are granted to Tenant by this Lease.

     2.02 PARKING. Tenant shall have the right to park in the Building's uncovered parking facilities in common with other tenants of the Building upon such terms and conditions as reasonably


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established by Landlord at any time during the term of this Lease, but such right shall be limited to four (4) non-exclusive tenant spaces for each 1,000 rentable square feet (or portion thereof) demised hereunder. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of the parking facilities. Landlord reserves the right in its absolute discretion to determine whether the parking facilities are becoming overburdened and to allocate and assign parking spaces among Tenant and other tenants, and to reconfigure the parking area and modify existing ingress to and egress from the parking area as Landlord shall deem appropriate. Landlord may designate parking spaces in the Common Areas for the handicapped visitors to the Project and other tenants.

     2.03 COMMON AREAS. The term "COMMON AREAS" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project that are provided and designated by Landlord from time to time for the general non-exclusive use of Landlord, Tenant, and other tenants of the Project and their invitees. As used in this Lease, the term "invitees" means the employees, visitors, suppliers, shippers, and customers of Landlord, Tenant, and other tenants of the Project. The Common Areas include, but are not limited to, the common entrances, lobbies, corridors, stairways and stairwells, public rest rooms, cafeteria, fitness center, elevators, escalators, parking areas to the extent not otherwise prohibited by this Lease, loading and unloading areas, trash areas, roadways, sidewalks, parkways, ramps, driveways, landscaped areas, walking paths and decorative walls. Landlord hereby grants to Tenant during the term of this Lease, a license to use, in common with the others entitled to such use, the Common Areas as they from time to time exist, subject to the rights, powers and privileges herein reserved to Landlord.

     2.04 COMMON AREAS - RULES AND REGULATIONS. Tenant agrees to abide by and conform to the rules and regulations attached hereto as Exhibit C (the "RULES AND REGULATIONS") with respect to the Building and the Project, and to cause its invitees to so abide and conform. Landlord or such other person(s) as Landlord may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to modify, amend (in a commercially reasonable manner), and enforce the Rules and Regulations. Landlord shall not be responsible to Tenant for the noncompliance with the Rules and Regulations by other tenants of the Project or their invitees, but Landlord shall not enforce the Rules and Regulations against Tenant in a discriminatory manner. In the event of a conflict between the provisions of this Lease and the Rules and Regulations, the provisions of this Lease shall control and the conflicting portion of Rule and Regulation shall be deemed amended accordingly as to Tenant only.

     2.05 COMMON AREAS - CHANGES. Landlord shall have the right, in Landlord's sole discretion, from time to time:

          (a) To make changes to the Building interior and exterior and the Common Areas, including, without limitation, changes in the location, size, shape, number, and appearance thereof, including but not limited to the lobbies, windows, stairways, air shafts, elevators, escalators, restrooms, driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, decorative walls, landscaped areas, and walkways; provided, however, Landlord shall at all times provide the parking facilities required by applicable laws; and provided further that any such changes shall not impede Tenant's access to the Premises nor reduce the services to be provided to the Premises pursuant to Section 6.01.

          (b) To close temporarily or permanently any of the Common Areas so long as reasonable access to the Premises remains available;

          (c) To designate other land and improvements outside the present or future boundaries of the Project to be a part of the Common Areas, provided that such other land and improvements have a reasonable and functional relationship to the Project;

          (d) To add additional buildings and improvements to the Common Areas;

          (e) To use the Common Areas while engaged in making additional improvements, repairs, or alterations to the Project or any portion thereof;



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          (f) To do and perform such other acts and make such other changes in, to, or with respect to the Common Areas and the other portions of the Project as Landlord may, in the exercise of sound business judgment, deem to be appropriate;

          The use of the Common Areas shall be subject to such reasonable regulations and changes therein as Landlord shall make from time to time, including (but not by way of limitation) the right to close from time to time, if necessary, all or any portion of the Common Areas to such extent as may be legally sufficient, in the opinion of Landlord's counsel, to prevent a dedication thereof or the accrual of rights of any person or of the public therein; provided, however, Landlord shall do so at such times and in such manner as shall minimize any disruption to Tenant to the extent reasonably possible.

                                     3. TERM

     3.01 LEASE TERM.

          (a) The Premises are leased for a term to commence on the date Landlord delivers possession of the Premises to Tenant for the purpose of constructing its "LEASEHOLD IMPROVEMENTS" (as defined in Section 3.03) (the "COMMENCEMENT DATE") and shall end on December 31, 2014 (the "EXPIRATION DATE") unless sooner terminated as herein provided (the "TERM"). Landlord agrees that it shall deliver possession of the Premises to Tenant in vacant, "as is" condition on or before April 1, 1999.

          (b) The first "LEASE YEAR" shall begin on the Commencement Date and shall end on the last day of the twelfth (12th) full calendar month following the Rent Commencement Date. Each Lease Year thereafter shall consist of twelve (12) consecutive calendar months following the end of the immediately preceding Lease Year except that the final Lease Year shall end on the Expiration Date.

     3.02 RENT COMMENCEMENT DATE. Tenant shall complete the Leasehold Improvements in accordance with the "APPROVED PLANS" (as defined in Section 3.03) as soon as practicable and take possession of the Premises promptly upon completion of the Leasehold Improvements. Tenant's obligation to pay Annual Base Rent, the Additional Rent payable under Section 5 hereof, and the Electric Expense shall commence on January 1, 2000 (hereinafter referred to as the "RENT COMMENCEMENT DATE").


     3.03 TENANT'S LEASEHOLD IMPROVEMENTS.

          (a) Condition of the Premises and the Building. Tenant has inspected the Premises and the Building and accepts them in their "as is" condition. Notwithstanding the foregoing, Landlord represents that, to its knowledge, the Building electrical, mechanical, HVAC, plumbing and sprinkler systems are in good working order and have been brought to and are serving the Premises. Notwithstanding the prohibition on the construction of "ALTERATIONS" in Section 8.03 hereof, Landlord consents to Tenant's construction of leasehold improvements and installations to prepare the Premises for Tenant's initial occupancy (the "LEASEHOLD IMPROVEMENTS") subject to the terms and conditions of this Section 3. Construction of the Leasehold Improvements shall be at Tenant's sole cost and expense, subject to Landlord's obligation to pay the "CONSTRUCTION ALLOWANCE" (as defined in subsection (f) below) to Tenant upon Tenant's compliance with the terms and conditions of this Section 3. Tenant shall promptly commence construction of the Leasehold Improvements and shall proceed with diligence and dispatch to complete the same, subject to the terms and conditions of this Section 3.

          (b) Preparation of Tenant's Plans; Landlord Approval. Tenant's architect ("TENANT'S ARCHITECT"), Tenant's general contractor ("TENANT'S CONTRACTOR") and Tenant's sub- contractors and suppliers for the Leasehold Improvements shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld. Tenant's Architect, Tenant's Contractor and the sub- contractors and suppliers on Tenant's bid list shall be reputable and experienced in Class A office building design and construction. Promptly following the date of execution of this Lease, Tenant shall submit the detailed architectural, mechanical, electrical and engineering plans, drawings and specifications for the Leasehold Improvements (the "TENANT'S PLANS") to Landlord or Landlord's consultant ("LANDLORD'S CONSULTANT") for approval. Tenant's Plans shall comply with the requirements of all federal, state and local codes and


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     ordinances and the rules, regulations and requirements of any governmental authority having jurisdiction over the Leasehold Improvements and the Building (the "GOVERNMENTAL REQUIREMENTS"). The architectural plans shall be signed and sealed by Tenant's Architect, who shall be licensed in the State of Connecticut. The electrical circuitry, heating or mechanical plans shall be signed and sealed by an engineer licensed in the State of Connecticut that has been approved by Landlord. Landlord shall review all of Tenant's Plans within ten (10) business days following their submission and shall notify Tenant of Landlord's approval or disapproval within said time period. Any disapproval shall state the reason therefor and shall not be unreasonable. In the event Landlord disapproves any such Tenant's Plans, Tenant shall promptly resubmit the same and Landlord shall approve such Tenant's Plans or disapprove them setting forth its reasons for such disapproval within ten (10) business days after its receipt of the resubmitted plans or specifications. Tenant shall pay Landlord's reasonable, out-of-pocket administrative expenses for its review of Tenant's Plans for each set of plans delivered to Landlord or Landlord's Consultant after review of the first set of Tenant's Plans. Tenant shall not proceed with the Leasehold Improvements until it obtains Landlord's written approval and the approvals of all applicable governmental authorities as to Tenant's Plans (the "APPROVED PLANS"). Tenant shall build the Leasehold Improvements in accordance with the Approved Plans and any changes shall require resubmission of detailed plans and drawings describing such changes to Landlord and shall require Landlord's prior approval. Tenant agrees that any review or approval by Landlord of any plans and/or specifications with respect to Leasehold Improvements and any Alterations is solely for Landlord's benefit, and without any representation or warranty whatsoever to Tenant with respect to the adequacy, correctness or efficiency thereof or their compliance with Governmental Requirements.

          (c) Delivery of Final Plans; Warranties. Tenant will promptly, upon the completion of the Leasehold Improvements, deliver to Landlord "as-built" plans drawings thereof and, at such time, shall warrant to Landlord that such Leasehold Improvements have been completed in a good and workmanlike manner in compliance with the Approved Plans and all Governmental Requirements. Tenant shall deliver to Landlord all written warranties and guaranties received by Tenant from its contractors, subcontractors and suppliers relating to the materials, workmanship fixtures and equipment installed in the Premises as part of the Leasehold Improvements, and provide Landlord with an assignment of such warranty rights as shall be reasonably requested by Landlord.

          (d) Permits; Legal Compliance. Tenant, at its expense, shall obtain (and furnish true and complete copies to Landlord of) all necessary governmental permits and certificates for the commencement and prosecution of the Leasehold Improvements and for final approval thereof upon completion. Tenant shall cause the Leasehold Improvements to be performed in compliance therewith, with all applicable laws and requirements of public authorities, with all applicable requirements of insurance bodies and with the Approved Plans. It shall be the responsibility of Tenant to:
     (i) submit, at its sole cost and expense, all Tenant's Plans to any governmental authority requiring the same; and (ii) to secure and pay for all permits or governmental approvals necessary to construct, use and occupy the Leasehold Improvements, subject to the Construction Allowance.

          (e) Lien Waivers. Prior to Tenant's commencing any work construction activity at the Premises, Tenant shall provide Landlord with a written list of all subcontractors and materialmen and Tenant shall provide Landlord with lien waivers (in form and substance satisfactory to Landlord) for the benefit of Landlord and its mortgage lenders from Tenant's Architect and Tenant's Contractor. Prior to any payment to any subcontractor or material supplier, Tenant shall provide Landlord with lien waivers (in form and substance satisfactory to Lender) for the benefit of Landlord and its mortgage lenders from Tenant's subcontractors and material suppliers. Tenant shall pay all debts incurred, and shall satisfy or bond all liens of contractors, subcontractors, mechanics, laborers, and materialmen in respect to construction, alteration and repair in and on the Premises and Tenant hereby indemnifies Landlord against all costs and charges, including legal fees, resulting from any claims arising from Tenant's failure to do so. Tenant shall have no authority to create any liens for labor or material on or against Landlord's interest in the Project, and all persons contracting with Tenant for work on or in the Premises shall look to Tenant and to Tenant's interest only to secure the payment of any bill or account for work done or material furnished. If any mechanic's, laborer's, or materialmen's lien shall at any time be filed against the Project by reason of any act or omission of Tenant, Tenant shall cause the same to be discharged by payment, deposit, bond or


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     order of a court of competent jurisdiction as provided by Section 8.04 hereof.

          (f) Tenant's Construction Allowance. Tenant shall construct the Leasehold Improvements at its sole cost and expense in accordance with the Approved Plans. Tenant shall receive from Landlord an allowance (the "CONSTRUCTION ALLOWANCE") of up to, but not exceeding, $450,000, which Construction Allowance shall be used solely to contribute toward payment of Tenant's relocation expenses and the cost of the labor and materials to construct the Leasehold Improvements in accordance with the Approved Plans, and related permit and license fees and consulting costs (the "WORK COST"). Tenant shall also receive from Landlord an allowance (the "PLANNING ALLOWANCE") of up to, but not exceeding $1.25 per rentable square foot of space leased hereby, which Planning Allowance shall be used solely to contribute toward payment of Tenant's architectural, engineering and space planning services needed to prepare the Approved Plans. Tenant agrees to use Landlord's architect, Antinozzi Associates, or another architect selected by Tenant and approved by Landlord (which approval shall not be unreasonably withheld), to prepare Tenant's space plan for the Premises. Landlord hereby approves CORE Group P.C. as Tenant's Architect. Tenant shall provide Landlord with information as reasonably requested by Landlord to substantiate the complete Work Cost following acceptance of construction bids for the Leasehold Improvements, including a certified budget reasonably acceptable to Landlord (the "CONSTRUCTION BUDGET") and shall provide Landlord with any changes thereto within two (2) days following any such change (such approved costs and expenses, the "CONSTRUCTION EXPENSES"). Landlord shall pay the Planning Allowance to Tenant in not more than three (3) disbursements within twenty (20) days following Tenant's delivery to Landlord of invoices (and any other reasonable supporting information requested by Landlord) for expenses permitted to be paid under the Planning Allowance. The Construction Allowance shall be disbursed as described in subsection (g) below.

          (g) Payment of Construction Allowance. The Construction Allowance shall be payable by Landlord to Tenant on a progress payment basis (but not more frequently than monthly) in an amount equal to "LANDLORD'S SHARE" (defined below) of the Construction Expenses within twenty (20) days after Tenant has delivered to Landlord evidence of the completion of the Leasehold Improvements (or any portion thereof) pursuant to the Approved Plans. Prior to Landlord's payment of the full amount of the Construction Allowance, Landlord and Tenant agree that both shall make payment of their respective obligations for the Construction Expenses on an equal basis; after Landlord's disbursement of the Construction Allowance, Tenant shall be financially responsible for all remaining Construction Expenses for its Leasehold Improvements. In no event shall Landlord be responsible for any sums in excess of the Construction Allowance. In connection with each request for payment, Tenant shall submit to Landlord a detailed requisition form (reasonably satisfactory to Landlord) broken down by categories identified in the Construction Budget and signed by Tenant's Architect and Tenant's construction manager together with:

               (i) either a complete itemization and description of all design and construction costs for which reimbursement is sought by any contractor, subcontractor or vendor, together with a schedule of invoices received describing invoice date and amount; or completed copies of AIA Document G-702 and G-703, if AIA contract documentation is utilized for contractor payments;

               (ii) a written instrument signed by Tenant's Architect and Tenant's construction manager certifying and representing that based on on-site observations, with knowledge that Landlord is relying upon the same: (A) that the data comprising the requisition and all materials and work represented by the requisition has been completed or delivered in accordance with the requirements and standards contained in the Approved Plans and Construction Budget, and the vendors, contractors, and suppliers supplying services, work or materials to the Premises are entitled to be paid in the amount requested in the requisition; (B) such Leasehold Improvements have been constructed in accordance with the Approved Plans and the requirements of applicable law; (C) that the lien waivers submitted as part of the requisition represent lien waivers from Tenant's Architect, all contractors, subcontractors and materialmen who have supplied materials or performed work for which reimbursement is sought; and (D) with respect to the final disbursement of the Construction Allowance, the certificate of occupancy or a temporary certificate of occupancy accompanying the requisition is an original certificate as issued by the Building Department of the Town of Trumbull for the Leasehold Improvements;



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               (iii) evidence reasonably satisfactory to Landlord that Tenant has paid the balance of Construction Expenses with respect to the preceding month's requisition for payment; and

               (iv) such other reasonable requirements as may be customarily used by institutional construction lenders in their construction loan administration for projects of similar value and scope.

     Landlord shall not be obligated to pay any portion of the Construction Allowance to Tenant if Tenant is in default of any of its obligations under this Lease, notwithstanding any provision to the contrary contained herein or Tenant has not paid its share of the Construction Expenses with respect to the immediately preceding requisition request. "Landlord's Share" shall be equal to 50% of the Construction Expenses for which Tenant shall have submitted a requisition request subject to the terms and conditions of this subsection (g), but, in no event, shall Landlord be required to pay more than the Construction Allowance. If Landlord fails to pay Tenant when due the Landlord's Share of any Construction Expenses for which Tenant shall have submitted a requisition request (accompanied by the necessary supporting documentation as provided above), Tenant shall have the right to pursue its legal remedies for such failure, but shall not have any right to cancel this Lease. If Tenant pursues court action against Landlord and obtains a final money judgment by a court of competent jurisdiction against Landlord due to Landlord's failure to pay such sum, Tenant may set-off the amount of such money judgment against its future Annual Base Rent obligations under this Lease unless Landlord satisfies the money judgment within fifteen (15) days following entry of such money judgment by such court.

          (h) Access to Premises for Construction. Landlord will permit Tenant and Tenant's agents, contractors and suppliers to enter the Premises after the Commencement Date so that Tenant may construct the Leasehold Improvements following: (i) Tenant's execution of this Lease, (ii) payment in full of the Security Deposit, (iii) Tenant's delivery of all applicable insurance certificates required by this Lease, (iv) Landlord's approval of Tenant's Architect (if different from Landlord's designated architect) and Tenant's Contractor, and (v) Landlord's receipt of the Approved Plans. Such entry shall be upon the condition that Tenant and its agents, contractors and suppliers shall work in harmony with Landlord and its employees, agents, contractors and suppliers and will not interfere with: (A) the work, or use and enjoyment of any other tenants or occupants in the remainder of the Building, (B) the business operations of such other tenants or occupants, or (C) Landlord's Rules and Regulations. Until such time as Tenant shall secure a certificate of occupancy for the Leasehold Improvements, Tenant and its architects, engineers, space planners, contractors and subcontractors shall have access to the Premises solely in connection with the Leasehold Improvements. Any entry by Tenant or its agents, architects, engineers, space planners, contractors, subcontractors, materialmen and any other party given access to the Premises in connection with the Leasehold Improvements ("TENANT'S AGENTS AND CONSULTANTS") shall be at the sole risk of such party and without liability to Landlord, its agents, employees, officers, directors, principals, partners, shareholders and affiliates. Tenant acknowledges that the Building may be occupied by other tenants or may be under construction by Landlord or other tenants. Tenant agrees to keep the Common Areas clean and free at all times of any obstructions, supplies, equipment and materials brought into the building by Tenant or Tenant's Agents or Consultants; comply with Landlord's Rules and Regulations applicable to Tenant's construction activities and the activities of Tenant's Agents and Consultants; and comply with Landlord's directions and requirements concerning the use and the time of use of the means of ingress to, and egress from, the Building (and the Building elevators) with respect to Tenant's construction activities at the Building. Tenant may perform its Leasehold Improvements and initial move-in during "Normal Business Hours" (as defined in Section 6.01); provided, however, that such activities shall be co- ordinated with Landlord and subject to Landlord's reasonable requirements to prevent disturbance of the business operations of other Building tenants and result in minimal interference to the Building's operations. To the extent there exists and Tenant uses a freight elevator in connection therewith, such usage shall be without charge.

          (i) Compliance with Warranty Requirements. With respect to any work by Tenant (including the Leasehold Improvements) at the Premises that will affect the roof or any Building component that is under warranty, Tenant shall review the warranty requirements and use the contractor

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     providing the warranty (or a contractor permitted by the terms of the warranty). In connection with any such work, Tenant shall comply with all warranty requirements to prevent the warranty (or any portion of such coverage) from being diminished or invalidated. Tenant shall not begin any such work until Tenant shall have complied with the foregoing requirements.

     3.04 CONFIRMATORY AMENDMENTS. When the Commencement Date and Expiration Date hereof have been determined in accordance with the provisions set forth in this Lease, the parties hereto shall execute a document in recordable form, setting forth said dates and said document shall be deemed a supplement to and part of this Lease.

                              4. RENT AND SECURITY

     4.01 ANNUAL BASE RENT. Beginning with the Rent Commencement Date and continuing throughout the Term, Tenant shall pay to or upon the order of Landlord an annual rental as set forth in Section 1.06 (the "ANNUAL BASE RENT") on or before the first day of each calendar month in advance. All payments of rent shall be made without demand, deduction, counterclaim, set-off, discount or abatement in lawful money of the United States of America, except as otherwise provided in this Lease. If the Rent Commencement Date should occur on a day other than the first day of a calendar month, or the Expiration Date should occur on a day other than the last day of a calendar month, then the monthly installment of Annual Base Rent for such fractional month shall be prorated upon a daily basis based upon a thirty (30) day month.

     4.02 ADDITIONAL RENT. Tenant shall pay to Landlord all charges and other amounts required under this Lease and the same shall constitute additional rent hereunder (herein called "ADDITIONAL RENT"), including, without limitation, any sums due resulting from the provisions of Sections 5 and 6 hereof. All such amounts and charges shall be payable to Landlord at the place where the Annual Base Rent is payable. Landlord shall have the same remedies for a default in the payment of Additional Rent as for a default in the payment of Annual Base Rent. The capitalized term "RENT", as used in this Lease, shall mean the Annual Base Rent plus the Additional Rent payable under Sections 5 and 6.

     4.03 PLACE OF PAYMENT. The Annual Base Rent and all other sums payable to Landlord under this Lease shall be paid to Landlord at c/o Davis Management Corp., 187 Danbury Road, Wilton, Connecticut 06897, or at such other place as Landlord shall designate in writing to Tenant from time to time.

     4.04 TERMS OF PAYMENT. Tenant shall pay to Landlord all Annual Base Rent as provided in Section 4.01 above and Tenant shall pay all Additional Rent payable under Sections 5 and 6 on the terms provided therein. Except as provided in this
Section 4 and as may otherwise be expressly provided by the terms of this Lease, Tenant shall pay to Landlord, within fifteen (15) days after delivery by Landlord to Tenant of bills or statements therefor: (a) sums equal to all expenditures made and monetary obligations incurred by Landlord under this Lease for Tenant's account including, without limitation, expenditures made and obligations incurred in connection with the remedying by Landlord any of Tenant's defaults pursuant to the provisions of this Lease; (b) sums equal to all expenditures made and monetary obligations incurred by Landlord, including, without limitation, expenditures and obligations incurred for reasonable counsel fees, in collecting or attempting to collect the Rent or any other sum of money accruing under this Lease or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law; and (c) all other liabilities, losses, expenses and damages accruing from Tenant to Landlord under the provisions of this Lease.

     4.05 LATE CHARGES; INTEREST.

          (a) Tenant hereby acknowledges that late payment by Tenant to Landlord of any Rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage covering the Project. If Tenant shall fail to pay any Rent within seven (7) days after the date


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     same is due and payable, then, without any requirement for notice to
     Tenant, Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount but not to exceed the maximum late charge permitted by applicable law. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted thereunder.

          (b) Any amount not paid by Tenant to Landlord within five (5) days following the date when due shall bear interest from the date due at the lesser of (a) twelve percent (12%), or (b) the maximum rate then allowable by law, except that interest shall not be payable on any late charge. Payment of interest shall not excuse or cure any default by Tenant. If the delinquent amount is subject to a late charge hereunder, then such delinquent amount shall bear interest from the thirtieth (30th) day following its due date.

     4.06 SECURITY DEPOSIT.

          (a) Upon execution of this Lease, Tenant shall deliver to Landlord a security deposit in the amount of $250,000.00, (such amount, or such lesser amount as may be permitted by this Section 4.06(e), the "SECURITY DEPOSIT") for the faithful performance of all terms, covenants and conditions of this Lease in the form of an unconditional, irrevocable letter of credit that shall: (i) be issued for the benefit of Landlord by a banking institution whose identity and creditworthiness shall be subject to Landlord's reasonable approval, (ii) be effective on the Commencement Date and have a term of not less than one (1) year following the Commencement Date and containing automatic year-to-year renewal provisions subject to the Letter of Credit issuer's right to notify Landlord in writing by certified or registered mail of non-renewal at least thirty (30) days prior to the expiration of the Letter of Credit, (iii) be in the form attached hereto as Exhibit F or in such form as shall be acceptable to Landlord, (iv) provide for the amount thereof to be available to the Landlord in multiple drawings conditioned only upon presentation of a sight draft accompanied by the signed statement of Landlord to the effect that Tenant is in default under the terms of this Lease and shall otherwise be in accordance with the conditions for drawing stated in Exhibit F hereto, and (v) be transferable by Landlord to its successors or assigns (a "LETTER OF CREDIT").

          (b) Within fifteen (15) days following receipt of a non-renewal notice from the Letter of Credit issuer (such date, the "RE-DELIVERY DEADLINE"), Tenant shall deliver to Landlord either: (i) a substitute Letter of Credit that satisfies the requirements for a Letter of Credit stated in this
     Section 4.06(a), or (ii) the Security Deposit in the form of cash (but a cash Security Deposit will only be permitted after the third (3rd) Lease
     Year). If Tenant fails to timely deliver the substitute Letter of Credit or cash Security Deposit, Landlord shall have the right to draw the Letter of Credit and receive the proceeds as a cash Security Deposit. Tenant agrees that its failure to furnish Landlord with the required Security Deposit either in the form of a substitute Letter of Credit or as cash in compliance with the requirements for the initial Letter of Credit prior to the Re-Delivery Deadline shall not be subject to any rights of notice or cure under this Lease.

          (c) Tenant agrees that Landlord may, without waiving any of Landlord's other rights and remedies under this Lease upon the occurrence of any of the Events of Default described in Article 13 hereof, apply the Security Deposit to remedy any failure by Tenant to repair or maintain the Premises or to perform any other terms, covenants or conditions contained herein. Should Landlord use any portion of the Security Deposit to cure any Event of Default by Tenant hereunder, Tenant shall forthwith replenish the Security Deposit to the original amount. Upon the occurrence of any of the Events of Default described in Article 13 hereof, the Security Deposit shall become due and payable to Landlord to the extent required to compensate Landlord for damages incurred, or to reimburse Landlord as provided herein, in connection with any such Event of Default.

          (d) In the event of a sale or leasing of the Building, Landlord shall have the right to transfer the balance of the Security Deposit to the new owner or to tenant. Upon any such transfer, Landlord shall thereupon be released by Tenant from all liability for the return of the Security Deposit; and Tenant agrees to look to the new landlord for the return of such Security Deposit. If Tenant is not in default hereunder at the end of the Term, Landlord will, within thirty (30) days after the expiration or earlier termination of the Lease, return the Security Deposit, or so much as has not been applied by Landlord with all accrued interest, to Tenant or the last permitted assignee of Tenant's interest hereunder at the expiration of the Term.

          (e) The Security Deposit shall be subject to reduction from the initial Security Deposit of $250,000.00 to the amounts stated as the "Minimum Required Security Deposit Balance" indicated in the table below effective on the first day of the Lease Year identified below provided that no Event of Default has occurred and is continuing:



                                                          MINIMUM REQUIRED SECURITY
                  LEASE YEAR                                  DEPOSIT BALANCE
                  ----------                              -------------------------

                      1-2                                            $250,000.00
                      3                                              $125,000.00
                      4-5                                            $ 66,803.76
                      6-15                                           $ 25,693.75


                    5. ADDITIONAL RENT FOR REAL ESTATE TAXES
                             AND OPERATING EXPENSES

     5.01 NET LEASE. This Lease is what is commonly called a "net lease," it being understood that Landlord shall receive the rent set forth as Annual Base Rent free and clear of any and all impositions, taxes, real estate taxes, utilities, liens, charges or expenses of any nature whatsoever in connection with the ownership, maintenance, repair and operation of the Premises, except as specifically provided hereunder.

     5.02 DEFINITIONS. The following terms shall have the meanings provided below:

          "TAXES": means all taxes, assessments and charges of every kind and nature levied, assessed or imposed at any time by any governmental authority upon or against the Project or any improvements, fixtures and equipment of Landlord used in the operation thereof whether such taxes and assessments are general or special, ordinary or extraordinary, foreseen or unforeseen. Taxes shall include, without limitation, all general real property taxes and general and special assessments, charges, fees or assessments for all governmental services or purported benefits to the Project, service payments in lieu of taxes, all business privilege taxes, and any tax, fee or excise on the act of entering into this Lease or any other lease of space in the Building, or on the use or occupancy of the Building or any part thereof, or on the rent payable under any lease or in connection with the business of renting space under any lease or in connection with the business of renting space in the Building, that are now or hereafter levied or assessed against Landlord by the United States of America, the State of Connecticut, or any political subdivision, public corporation, district or other political or public entity, and the legal fees, experts' and other witnesses' fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Taxes. Taxes shall also include any other tax, fee or other excise, however described, that may be levied or assessed as a substitute for, or as an addition to, in whole or in part, any other Taxes (including, without limitation, any municipal income tax) and any license fees, tax measured or imposed upon rents, or other tax or charge upon Landlord's business of leasing the Building, whether or not now customary or in the contemplation of the parties on the date of this Lease.

     Taxes shall not include: (i) penalties or interest for late payment of Taxes; and (ii) estate, succession, franchise and inheritance taxes, and federal and state income taxes, unless due to a change in the method of taxation such tax is levied or assessed against Landlord as a substitute for, or as an addition to, in whole or in part, any other Tax that would constitute a Tax.

          "TAX YEAR": means the period of twelve (12) months commencing on July 1st of each year or such other twelve (12) month period as may hereafter be duly adopted as the fiscal year for real estate tax purposes for the Town of Trumbull or other applicable governmental authority. The first Tax Year for purposes of this Lease shall be the period July 1, 1999 to June 30, 2000. Each Tax Year thereafter shall consist of twelve (12) consecutive calendar months following the end of the immediately preceding Tax Year.

          "OPERATING EXPENSES": means all costs and expenses (including any sales or other taxes thereon) paid or incurred on behalf of Landlord (whether directly or through independent contractors) in the exercise of its reasonable discretion, for:

     (a) The ownership, management, operation, repair, maintenance, and replacement, in a neat, clean, safe, good order, and condition, of the Project as a first class office project, including but not limited to, the following:

          (i) The Common Areas, including their surfaces, coverings, decorative items, carpets, drapes, and window coverings, and including parking areas, entry area, loading and unloading areas, trash areas, roadways, sidewalks, walkways, stairways, parkways, driveways, landscaped areas, walking trails, striping, bumpers, irrigation systems, lighting facilities, building exteriors and roofs, fences, and gates;

          (ii) All heating, ventilating, air conditioning, plumbing, electrical, mechanical, septic and sewer systems, life safety equipment, telecommunications, elevators and escalators, tenant directories, fire detection systems, security system, emergency generator, sprinkler systems, and other equipment used in common by, or for the benefit of, occupants of the Building;

     (b) Cleaning, janitorial, window washing, trash and waste disposal, snow and ice removal, exterior and interior landscaping, pest extermination and security services;

     (c) Utility Expenses (excluding electricity supplied to the Premises and billed to Tenant pursuant to Section 5.04 and electricity used by other tenants of the Building within their leased space and billed directly to such tenants) and other publicly mandated services to the Project;

     (d) The operation and maintenance of the cafeteria and fitness center, including, without limitation, the cost of insurance, utilities, repairs, and payment of any insurance deductible amounts payable by Landlord;

     (e) The premiums for fire, extended coverage, loss of rents, boiler, machinery, sprinkler, public liability, property damage, earthquake, flood, boiler and machinery and all other insurance relative to the Project and the operation and maintenance thereof plus the cost of the deductible payments made by Landlord in connection with a casualty;

     (f) Salaries, wages, compensation, out-of-pocket expenses, fringe and union benefits and labor costs (including the amount of any taxes, social security taxes, unemployment insurance contributions, insurance, retirement, medical, workers' compensation and other employee benefits) of janitors, janitresses, engineers and other employees of Landlord, and any employees (below the executive level) of Landlord's property management agent;

     (g) All supplies, tools, materials, equipment and maintenance and service contracts in connection therewith; telephone, stationery, office supplies and other office costs of administration allocable to the Project; consulting fees, legal fees and accounting fees and other expenses of maintaining and auditing Project accounting records and preparing Landlord's Statements;

     (h) Replacing, repairing and/or adding improvements in order to comply with laws or governmental orders which have an effective date, or which are enacted or promulgated after the date of this Lease, or the requirements of Landlord's insurer, and any repairs or removals necessitated thereby, amortized over their useful life as determined consistent with typical commercial office buildings in Fairfield County (including interest at the rate of 12% per annum or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing such capital improvements);

     (i) Replacing, repairing and/or adding any equipment, device, or capital improvement to reduce (or avoid an increase in) operation or maintenance expenses with respect to the Project, amortized over its useful life as determined consistent with typical commercial office buildings in Fairfield County (including interest on the unamortized balance as stated above in subsection (h);

     (j) Association fees and dues with respect to associations of owners of first class office buildings located in Fairfield County, Connecticut reasonably apportioned to the buildings owned by Landlord and its affiliates;

     (k) Any other expenses of any other kind whatsoever reasonably incurred in managing, operating, maintaining, and repairing all or any part of the Project, including any other service to be provided by Landlord that is elsewhere in this Lease stated to be an "Operating Expense";

     Operating Expenses shall also include a fee for management services whether rendered by Landlord (or an affiliate) or a third-party property manager in an amount not to exceed five percent (5%) of Rent (including the Electric Expense pursuant to Section 5.04).

     Operating Expenses shall not include: (i) utility expenses that are separately metered for any individual tenant in the Building; (ii) any expense for which Landlord is entitled to be reimbursed by a specific tenant or other third party by reason of a special agreement or requirement of the occupancy of the Building by such tenant; (iii) expenses for services provided by Landlord for the exclusive benefit of a given tenant or tenants for which Landlord is entitled to be directly reimbursed by such tenant or tenants; (iv) all costs, fees and disbursements relating to activities for the solicitation, negotiation, execution and enforcement of leases for space in the Building (including but not limited to brokerage commissions or attorneys' fees therefor); (v) the costs of alterations to, or the decorating or the redecorating of, space in the Building leased to other tenants; (vi) the costs of selling, syndicating, financing or mortgaging any of Landlord's interest in the Project; (vii) depreciation, interest and principal payments on mortgages and other debt costs, if any;
(viii) repairs or other work needed because of fire or other casualty to the extent of insurance proceeds received by Landlord.; (ix) executives' salaries and other benefits above the grade of Building manager; (x) capital expenditures, except as expressly provided above; (xi) overhead and profit increment paid to affiliates of Landlord for services to the extent that such costs exceed the costs of such services were they not rendered by an affiliate;
(xii) rental and other payments under any ground or underlying lease; (xiii) costs to comply with Laws in effect as of the date of this Lease and mandate any compliance action prior to the date of this Lease; (xiv) costs of removing any Hazardous Materials in the Building; and (xv) Landlord's general corporate overhead and general and administrative expenses.

          "UTILITY EXPENSES": means all expenses paid or incurred on behalf of Landlord for utility or utility services for the Project, including, but not limited to, water, sewer, electric, gas, steam, fuel oil and chilled water, together with any taxes on said costs.

          "PROJECT EXPENSES": means the Taxes and Operating Expenses.

          "TENANT'S PROPORTIONATE SHARE": Tenant's Proportionate Share shall be a fraction, the numerator of which shall be the rentable area of the Premises and the denominator of which shall be the rentable area of the office portion of the Building. On the Commencement Date the Tenant's Proportionate Share is ten and fifty-four hundredths percent (10.54%). The Tenant's Proportionate Share shall be recalculated from time to time in the event that there shall be a change in the rentable area of either the Premises or the Building.

          "LANDLORD'S STATEMENT": means an instrument containing a computation of any Additional Rent due pursuant to the provisions of this Section 5.

     5.03 PAYMENT OF ADDITIONAL RENT. Tenant shall pay Tenant's Proportionate Share of Project Expenses monthly in advance beginning on the Rent Commencement Date and continuing on the first day of each calendar month throughout the Term. Landlord may require that Tenant pay Tenant's Proportionate Share of Project Expenses based on Landlord's reasonable written estimate thereof delivered to Tenant from time to time, and upon Tenant's receipt of any such notice from Landlord, the amount of such monthly installment payments shall change consistent with Landlord's written estimate. Within a reasonable time after the end of each calendar year, Landlord shall furnish to Tenant a notice as to whether the estimated payments paid by Tenant were more or less than actual Project Expenses. Within fifteen (15) days following delivery of a Landlord's Statement, Tenant shall pay to Landlord the amount of any underpayment of Project Expenses. In the event that Tenant's payments exceed its liability for Project Expenses, any such overpayment shall be credited against the monthly installments of Rent that are next due and payable by Tenant under this Section.

     5.04 PAYMENT OF ELECTRIC EXPENSE.

          (a) Tenant shall pay for the full cost (the "ELECTRIC EXPENSE") of the electric energy consumed within the Premises as Additional Rent. The Electric Expense shall be reasonably determined by Landlord from time to time based upon the survey report of a third party engineering consultant which shall take into consideration Tenant's electricity consumption, actual hours of operation, the equipment and machinery in the Premises and the rentable area of the Premises and the actual rate of payment established by the utility company for such service. The Electric Expense is initially established at the rate of $1.50 per rentable square foot of the Premises for calendar year 1999. The Electric Expense shall increase based upon the increases in rate charged by the utility company to the Landlord and, at Landlord's election, by re- survey by Landlord's consultant. The Electric Expense payable in respect of the Premises shall constitute Additional Rent under this Lease (but shall not be included as an Operating Expense), and shall be due and payable monthly in advance beginning on the Commencement Date and continuing on the first day of each calendar month during the Term. Any Electric Expense by any such meter shall be payable within fifteen (15) days following Landlord's delivery of its invoice to Tenant for the Electric Expense. The Additional Rent payable under this subsection (a) does not include the Electric Expense associated with "Tenant's Special Equipment" (as defined below). Tenant may, at its own cost and expense, retain its own independent electrical consultant to survey its electric usage. If Tenant's survey indicates a reasonable basis for disputing Landlord's Electric Expense charge, then Tenant shall provide Landlord with a copy of its survey and any relevant information requested by Landlord. If the parties cannot agree on a satisfactory resolution of the dispute within thirty (30) days, then both parties agree to engage in a mediation or arbitration process in which an independent electrical engineer mutually agreeable to both parties resolves the dispute. Landlord and Tenant agree that the Electric Expense payable under Section 5.04(a) shall be equitably adjusted by an appropriate deduction for the amount of rentable square feet in Tenant's data center because such area is subject to payment of Electric Expense based upon the "check" meter pursuant to
     Section 5.04(b) below.

          (b) Tenant shall install a "check" meter at its expense as part of the Leasehold Improvements, to measure Tenant's consumption of all electricity used by Tenant in connection with its use and operation of its data center, including, without limitation, emergency generator, computer systems and supplemental HVAC as described in Exhibit E (the "TENANT'S SPECIAL EQUIPMENT") and all related lighting and power within the data center. Tenant shall pay for its electric usage based upon the electric power consumption evidenced by Landlord's reading of the "check" meter and the then prevailing utility rate established by the electric utility company providing such power to the Premises. The Electric Expense payable in respect of Tenant's Special Equipment shall constitute Additional Rent under this Lease, and shall be due and payable within fifteen (15) days following Landlord's delivery of its invoice to Tenant for such Electric Expense.

     5.05 LANDLORD'S STATEMENTS AND TENANT'S INSPECTION RIGHTS.

          (a) Landlord's Statements shall be rendered to Tenant, but Landlord's failure to render Landlord's Statement with respect to any Tax Year or calendar year or Landlord's delay in rendering said Landlord's Statement beyond a date specified herein shall not prejudice Landlord's right to render a Landlord's Statement with respect to that or any subsequent Tax Year or calendar year, except that Tenant shall not be obligated to pay any item of Additional Rent which is billed for the first time more than twenty-four (24) months after the end of the applicable annual period for which such Additional Rent is payable. The obligations of Landlord and Tenant under the provisions of this Section with respect to any Additional Rent incurred during the Term shall survive the expiration or any sooner termination of the Term. If Landlord fails to give Tenant a statement of projected Operating Expenses prior to the commencement of any calendar year, Tenant shall continue to pay Operating Expenses in accordance with the previous statement, until Tenant receives a new statement from Landlord.

          (b) During the ninety (90) day period after receipt of any Landlord's Statement, Tenant may commence to inspect and audit Landlord's records relevant to the cost and expense items reflected in such Landlord's Statement at a reasonable time mutually agreeable to Landlord and Tenant during Landlord's usual business hours. Each Landlord's Statement shall be conclusive and binding upon

     Tenant unless within ninety (90) days after receipt of such Landlord's Statement Tenant shall notify Landlord that it disputes the correctness of Landlord's Statement, specifying the respects in which Landlord's Statement is claimed to be incorrect. Pending the determination of such dispute as hereinafter provided, Tenant shall pay Additional Rent in accordance with the applicable Landlord's Statement, and such payment shall be without prejudice to Tenant's position. In the event Tenant disputes the computation set forth on Landlord's Statement, Tenant shall have the right to retain an independent certified public accountant, at Tenant's sole cost and expense, to inspect the records of the material reflected on such Landlord's Statement. If Tenant prevails in any dispute concerning the accuracy of any Landlord's Statement and Tenant has paid Additional Rent with respect thereto in excess of the amount that was actually due and payable for the period in question, Tenant shall be entitled to a credit against Additional Rent thereafter payable in the amount of Tenant's overpayment of Additional Rent resulting from compliance with Landlord's Statement or, if no further Additional Rent is to come due pursuant to the terms of this Lease, then Landlord shall refund such overpayment to Tenant, which obligation shall survive the expiration of this Lease.

          (c) In the event that Tenant disputes the inclusion or amounts of any item or items of Operating Expenses, and such dispute is not settled by agreement between Landlord and Tenant within thirty (30) days after notice has been delivered to Landlord, the dispute as to whether such item, items or amounts have been properly included in any such Landlord's Statement shall be determined by a firm of independent certified public accountants (the "Accountants"), which firm shall be mutually acceptable to Landlord and Tenant. The Accountants, Landlord, and Tenant all shall be entitled to review all records relating to the disputed items, and the parties shall be granted a hearing before the Accountants prior to the rendering of a determination by the Accountants. The determination of any such matter by the Accountants shall be final and binding upon both Landlord and Tenant and the expenses involved in such determination shall be borne by the party against whom the decision is rendered by the Accountants; provided, that if more than one item is disputed and the decision shall be against each party in respect of any item or items so disputed, the expenses shall be apportioned according to the number of items decided against each party. Notwithstanding the foregoing, Landlord and Tenant agree that any "Big Five" firm of independent certified public accountants shall be acceptable to both parties.

          (d) As a condition to Landlord providing Tenant with access to its records, Tenant agrees that all such information shall be treated confidentially and will not be disclosed by Tenant or any directors, officers, employees, affiliates, agents, advisors or representatives, and Tenant shall be responsible for the compliance of such parties with this confidentiality agreement, except that Tenant may disclose such information to its attorneys, accountants and other professional consultants and as may be required by law. Tenant agrees to sign a confidentiality agreement to such effect and obtain a similar agreement from such other persons identified in the preceding sentence.

          (e) Any delay or failure of Landlord in billing any Additional Rent as provided herein shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to pay such rent adjustments hereunder.

     5.06 ADDITIONAL RENT ADJUSTMENTS. If the Term shall expire on a date other than December 31st, any Additional Rent for the Lease Year in which the expiration date shall occur shall be apportioned (based upon the immediately preceding 12 month period) in that percentage which the number of days in the period from January 1st of such Lease Year to such date of expiration, both inclusive, shall bear to the total number of days in the calendar year in which such expiration occur

     5.07 PERSONAL PROPERTY TAXES. Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment, and all other personal property of Tenant contained in the Premises or elsewhere. If any of Tenant's said personal property shall be assessed with Landlord's real property, Tenant shall pay to Landlord the taxes attributable to Tenant within fifteen (15) days after receipt of a written statement setting forth the taxes applicable to Tenant's property.


                            6. SERVICES AND UTILITIES

     6.01 SERVICES. Landlord shall provide the following services to the Building and Premises (subject to Tenant's reimbursement and payment obligations therefor in accordance with the operation of Section 5 hereof):

          (a) Janitor services in and about the Premises in accordance with the cleaning specifications set forth in Exhibit D, Saturdays, Sundays and union and state and federal government holidays (the "HOLIDAYS") excepted. Tenant shall not provide any janitor service without Landlord's written consent. If Landlord's consent is given, such janitor services shall be subject to Landlord's supervision and control, but shall be performed at Tenant's sole cost and responsibility.

          (b) Heat and air-conditioning as required to maintain comfortable temperature (excluding specialized temperature and humidity control for computers, printers and other equipment) daily from 8:00 a.m. to 6:00 p.m. Monday through Friday, Saturdays from 8:00 a.m. to 12:00 noon ("NORMAL BUSINESS HOURS"), the remainder of Saturdays, Sundays and Holidays excepted, consistent with such service typical of comparable buildings in Fairfield County. Overtime HVAC and other services shall be available as provided in Section 6.02 hereof.

          (c) Electric current only, in amounts required for normal lighting by building standard lighting overhead fixtures and for Tenant's normal business operations, including without limitation, personal computers, copiers, facsimile machines and other ordinary business equipment, and Tenant's Special Equipment, subject, however, to Section 6.03 and Landlord's approval of Tenant's final electrical plan for the Premises (but specifically excluding electric current surge protection).

          (d) Hot and cold running water for cleaning, drinking, lavatory and toilet purposes drawn through fixtures installed by Landlord or by Tenant with Landlord's written consent. Tenant shall pay, at rates fixed by Landlord as Additional Rent, for water used for any purpose other than drinking, lavatory or toilet purposes. If Tenant's water use increases beyond customary office user levels, Landlord shall have the right to install a water meter at Tenant's expense and to charge Tenant as Additional Rent for its water consumption in the Premises in accordance with readings from such meter.

          (e) Window washing of all windows in the Premises both inside and out, weather permitting at intervals established by Landlord pursuant to the cleaning specifications set forth in Exhibit D hereto.

          (f) Maintenance of the Common Areas so that they are clean and free from accumulations of snow, debris, filth, rubbish and garbage.

          (g) Access by Tenant to the Premises and the use of designated elevator service by Tenant 24 hours per day, seven (7) days per week, 52 weeks per year, subject to the operation of Landlord's computerized access system at Building entrances and the Rules and Regulations.

     6.02 ADDITIONAL SERVICES. Landlord shall impose reasonable charges and may establish reasonable rules and regulations for the following: (a) the use of any heating, air-conditioning, ventilation, or other utility services or equipment by Tenant at any time other than during the hours set forth in Section 6.01(b) above ("OVERTIME HVAC"); (b) the usage of any additional or unusual janitorial services required because of any non-building standard improvements in the Premises, the carelessness of Tenant, the nature of Tenant's business (including the operation of Tenant's business other than during the hours set forth in
Section 6.01(b); and (c) the removal of any refuse and rubbish from the Premises except for discarded material placed in wastepaper baskets and left for emptying as an incident to Landlord's normal cleaning of the Premises in accordance with Exhibit D. The expense charged by Landlord to Tenant for any Overtime HVAC shall be based on Landlord's actual cost for such utility services as charged to Landlord by the utility companies providing such services, which is currently $35.00 per hour. This amount shall constitute Additional Rent and shall be payable by Tenant within fifteen (15) days following Landlord's delivery of its invoice to Tenant for such charges.

     6.03 EXCESSIVE CURRENT.

          (a) Tenant shall comply with the conditions of occupancy and connected electrical load reasonably established by Landlord (based upon comparable first-class office buildings in Fairfield County) for the Building and the rules, regulations, terms and conditions applicable to the service equipment, wiring and requirements of the utility servicing the Building, as well as the Rules and Regulations of Landlord. Tenant covenants that at no time shall the use of electrical energy in the Premises exceed the capacity of the existing feeders or writing installations then serving the Premises. Tenant shall not use utilities or other services in excess of the services described above in Section 6.01 or in a manner which exceeds or interferes with any Building systems or Landlord's ability to provide services to other tenants in the Building. Except as may be permitted by
     Section 8.03, Tenant shall not, without Landlord's prior consent in each instance, (i) connect air conditioning equipment, computers, (excluding personal computers and printers and office copiers and facsimile machines), major appliances (excluding coffee makers, microwave ovens and other similar food preparation appliances) or heavy duty equipment ("HIGH USAGE EQUIPMENT") to the Building's electrical or mechanical system; or (ii) make or perform any alteration to wiring installations or other electrical facilities in or serving the Premises or any additions to the electrical fixtures, business machines, office equipment or other appliances in the Premises which utilize electric energy.

          (b) Landlord may survey Tenant's use of services from time to time. Tenant shall pay Landlord all costs arising out of any excess use or other connection of High Usage Equipment, including the cost of all repairs and alterations to the Building's mechanical and electrical systems (including the installation of meters) and the cost of additional electricity made available to Tenant, if any. Such costs shall constitute Additional Rent and Tenant shall pay such amount within five (5) days of Landlord's demand therefor and as periodically billed to Tenant thereafter.

     6.04 UTILITY ADDITIONS. Landlord reserves the right to install new or additional utility facilities throughout the Building and Common Areas for the benefit of Landlord or Tenant, or any other tenant of the Building, including, but not by way of limitation, such utilities as plumbing, electrical systems, communication systems, and fire protection and detection systems, so long as such installations do not unreasonably interfere with Tenant's use of the Premises.

     6.05 LANDLORD'S ACCESS.

          (a) Landlord and Landlord's agents and representatives shall have the right to enter the Premises at all reasonable times upon twenty-four (24) hours prior notice to Tenant (except in emergencies when no notice shall be required): (i) to supply any service to be provided by Landlord to Tenant under this Lease, (ii) to show the Premises to "LANDLORD'S MORTGAGEE" (as defined in Section 14.01) and to prospective purchasers, lenders and tenants, and (iii) to alter, improve or repair the Premises and any portion of the Building. Landlord may at any time place on or about the Premises, the Building, or the Project "For Sale" signs and Landlord may at any time during the last twelve (12) months of the term place on or about the Premises "For Lease" signs. All activities of Landlord pursuant to Section
     6.05 shall be without abatement of Rent and Landlord shall not have any liability to Tenant for the same. For the purpose of any alterations or repairs, Landlord may erect, use and maintain scaffolding, pipes, conduits and other necessary structures in and through the Premises where reasonably required by the character of the work to be performed, provided that the entrance to the Premises shall not be blocked thereby, and the business of Tenant shall not be subject to any unreasonable interference or interruption.

          (b) If any excavation, substructure or other construction work is made adjacent to, upon or within the Building, or any part thereof, Tenant shall afford to any and all persons causing or authorized to cause such excavation, substructure or construction work license to enter upon the Premises for the purpose of doing such work as such persons shall deem necessary to preserve the Building or any portions thereof from injury or damage and to support the same by proper foundations, braces and supports without any claim for damages or indemnity or abatement of any rentals, or of a constructive or actual eviction of Tenant.

          (c) Landlord shall have the right to retain keys to the Premises and unlock all doors in or upon the Premises other than files, vaults, and safes, and in the case of emergency to enter the Premises by any reasonably appropriate means, and any such entry shall not be deemed a forcible or unlawful entry or detainer of the Premises or an eviction. Tenant waives any charges for damages or injuries or interference with Tenant's property or business in connection therewith, provided that Landlord takes reasonable steps to safeguard Tenant's property.

     6.06 INTERRUPTION OF SERVICES. There shall be no abatement of Rent and Landlord shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption, or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair, or other cause or due to cooperation with governmental request or directions. The foregoing notwithstanding, in the event of any interruption or stoppage of any essential utility service which Landlord is required to provide, and such interruption or stoppage is for more than ten (10) consecutive days after written notice by Tenant to Landlord, is of a nature which prevents Tenant from using the Premises for the conduct of its business, is not rendered necessary by the negligence or misconduct of Tenant or any Tenant Parties, and is within Landlord's reasonable control, then the Rent shall be abated at the rate of one (1) day for each day of interruption and stoppage after the tenth (10th) consecutive day after notice by Tenant to Landlord of such interruption or stoppage until such service is restored.

     6.07 EASEMENTS. Landlord reserves the right, from time to time, to grant easements and rights, make dedications, agree to restrictions and record maps affecting the Project as Landlord may deem necessary or desirable, so long as such easements, rights, dedications, restrictions, and maps do not unreasonably interfere with the use of the Premises by Tenant; and this Lease shall be subordinate to such instruments. Tenant shall sign any of the aforementioned documents upon request of Landlord and failure to do so shall constitute a material default of this Lease by Tenant without the need for further notice to Tenant. The obstruction of Tenant's view, air, or light by any structure erected in the vicinity of the Building, whether by Landlord or third parties, shall in no way affect this Lease or impose any liability upon Landlord.

                        7. CONDUCT OF BUSINESS BY TENANT

     7.01 PERMITTED USE. The Premises shall be used and occupied for the use specified in Section 1.04 only. Tenant shall not use or occupy, or permit the use or occupancy of, the Premises or any part thereof in any illegal manner, or in any manner that, in Landlord's reasonable judgment, would adversely affect or interfere with any services required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Building, or with the proper and economical rendition of any such service, or with the use and enjoyment of any part of the Building by any other tenant or occupant. Tenant agrees that it will not exceed the maximum floor bearing capacity for the Premises.

     7.02 SIGNAGE. Landlord shall provide building standard signage identifying Tenant by name in the main Building lobby directory and on each floor occupied by the Tenant under this Lease. Tenant has no right to any signage, monuments, graphics or advertising on the exterior of the Premises or any other location in or at the Project. Landlord shall have the absolute and exclusive right to approve or disapprove the content, design, size and location of any and all proposed signage and monuments proposed to be erected and/or maintained at the Premises or Project by Tenant.

     7.03 COMPLIANCE WITH LEGAL AND INSURANCE REQUIREMENTS.

          (a) Tenant shall, at Tenant's expense, comply with all applicable statutes, laws, ordinances, rules, regulations and orders (the "LAWS") and with all covenants and restrictions of record and requirements of any insurance underwriters or rating bureaus now in effect or which may hereafter come into effect, whether or not they reflect a change in policy from that now existing, during the Term, relating in any manner to the Premises and the occupation and use by Tenant of the Premises. Tenant shall conduct its business in a lawful manner and shall not use or permit the use of the Premises or the Common Areas in any manner that will tend to create waste or a nuisance or shall tend to disturb other occupants of the Project. Tenant will obtain and maintain in full force and effect any and all licenses and permits necessary for its use. Tenant shall not be required to make any structural Alterations in or to the Premises in order to comply with the foregoing, unless such Alterations shall be necessitated or occasioned, in whole or in part: (i) by the use or occupancy or manner of use, occupancy or operation of the Premises by Tenant, or (ii) by reason of a breach of any of Tenant's covenants, warranties, or agreements hereunder, or (iii) by the acts, omissions or negligence of Tenant, or any of its officers, employees, contractors, agents, invitees, licensees or subtenants (the "TENANT PARTIES"). Any work or installation made or performed by or on behalf of Tenant pursuant to the provisions of this Section shall be made in conformity with, and subject to the provisions of Sections 8.02, 8.03 and 8.04.

          (b) Tenant shall not take or permit any action that would cause the Premises or Building to become an "establishment". Tenant hereby grants Landlord the right to inspect the Premises on not less than twenty-four
     (24) hours notice to Tenant (except in the event of an emergency in which case Landlord will use reasonable efforts commensurate with the nature of the emergency condition to give Tenant prior notice), throughout the Term of this Lease, to determine that Tenant is in compliance with applicable laws and Tenant agrees to provide Landlord with all information necessary to ascertain that Tenant is in compliance with applicable laws. Tenant shall cooperate with Landlord in satisfying any legal requirements imposed upon Landlord relating to Tenant's operations and, upon Landlord's written request, shall furnish complete information to Landlord with regard to its operations. If, as a result of Tenant's breach of its agreements in this
     Section 7, the Premises or the Building becomes an establishment and Landlord is unable to file a "Form I" or "Form II" upon a transfer of the Premises or the Building, Tenant shall sign either a "Form III" or "Form IV" as appropriate, as the certifying party. Landlord shall also have all of its rights and remedies at law and in equity with respect to such breach. The terms "establishment", "Form I", "Form II", "Form III" and "Form IV" and "certifying party" are defined in C.G.S.A. Section 22a-134.

          (c) Landlord shall comply with all Laws in effect from time to time during the Term that shall impose any duty on Landlord with respect to the Common Areas (but subject to the use of any available exemptions and exclusions), and excluding any matters that arise from the acts or omissions of Tenant or other tenants of the Building or that are Tenant's responsibility pursuant to the provisions of this Section 7 or the responsibility of other tenants of the Building.

     7.04 AMERICANS WITH DISABILITIES ACT.

          (a) Landlord covenants and agrees that Landlord's Work and all alterations, improvements, and additions to the Premises constructed by Landlord pursuant to the terms and provisions of this Lease shall be constructed in accordance with the Americans with Disabilities Act (the "ACT"), such that Landlord's Work and all such alterations, improvements, and additions to the Premises constructed by Landlord will be in compliance with the Act. Landlord is responsible for complying with the Act with respect to the elevators and lavatories located in the Common Areas of the Building.

          (b) Tenant covenants and agrees that all alterations, improvements, and additions to the Premises constructed by Tenant, whether prior to or after the date Tenant takes possession of the Premises, shall be constructed in accordance with the Act. In the event that, subsequent to the date Tenant takes possession of the Premises, Tenant (or Landlord on Tenant's behalf) performs any alterations, improvements, and additions to the Premises, whether by virtue of expansion, extension, or otherwise, Tenant agrees to and shall be responsible for all cost and expense incurred in connection with any alterations, improvements, and additions necessary to ensure compliance with the Act. It is the intent of this Section that any additional alterations, improvements, or additions required by the Act with regard to the Premises after the date Tenant takes possession of the Premises, whether resulting from amendments to the Act or otherwise, shall be the sole responsibility of Tenant.

          (c) Tenant covenants and agrees to and does hereby indemnify, defend, and hold Landlord harmless from and against all liability (including, without limitation, attorneys' fees and court costs) that Landlord may actually sustain by reason of Tenant's breach of its obligations under this Section.

     In the event that Tenant fails to comply with its obligations under this Section for a period of fifteen (15) days after written notice from Landlord to Tenant specifying the action required to be taken (or such longer period, but not in excess of forty-five (45) days if Tenant is diligently and continuously pursuing such corrective action), Landlord shall have the right, but not the obligation, to enter into the Premises and perform such action on behalf of Tenant. In such event, Landlord shall not be liable for and Tenant hereby waives any and all claims against Landlord arising out of any damage or injury to the Premises or any property situated therein and Landlord shall have no liability to Tenant for any interruption of Tenant's operations conducted in or about the Premises. Any and all costs and expenses incurred by Landlord in performing such action on behalf of Tenant shall be reimbursed by Tenant to Landlord upon demand and the failure to do so shall, at the option of Landlord, constitute a default under this Lease.

     7.05 HAZARDOUS MATERIALS.

          (a) "HAZARDOUS MATERIALS" shall mean asbestos, urea formaldehyde, petroleum, petroleum products, fuel oil, waste oil, explosives, radioactive materials, medical waste, pollutants, ignitable materials, corrosive materials, including, without limitation, "hazardous materials", "hazardous wastes", "hazardous substances", and "toxic substances", as such terms are defined in the "ENVIRONMENTAL LAWS", and any other element, compound, mixture, solution or substance which may pose a present or potential hazard to human health or the environment or that are contained on any list which is adopted by the United States Environmental Agency ("EPA"), the State of Connecticut or any political subdivision thereof.

          (b) "ENVIRONMENTAL LAWS" shall mean and include any Federal, State, or local statute, law, ordinance, code, rule, regulation, order, or decree (i) regulating or relating to protection of human health or the environment concerning the "DISPOSAL" (as hereinafter defined) of any Hazardous Materials, or (ii) regulating or imposing liability or standards of conduct concerning the Disposal of any Hazardous Materials, as now or at any time hereafter in effect including, without limitation, Title 22a "Environmental Protection" of the Connecticut General Statutes, including, but not limited to, Sections 22a-448 through 22a-457 of the Connecticut General Statutes (the "SUPERLIEN STATUTE"), the Federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C.ss.9601 et seq., the Superfund Amendments and Reauthorization Act, 42 U.S.C.ss.9601 et seq., the Federal Toxic Substances Control Act, 15 U.S.C.ss.2601 et seq., the Federal Resource Conservation and Recovery Act as amended, 42 U.S.C.ss.6901 et seq., the Federal Hazardous Materials Transportation Act, 49 U.S.C.ss.1801 et seq., the Federal Clean Air Act, 42 U.S.C.ss.4701 et seq., the Federal Water Pollution Control Act, 33 U.S.C.ss.1251 et seq., and all laws, statutes, rules, ordinances, and all rules and regulations of the EPA, or any other state or federal department, board, or agency, or any other agency or governmental board or entity having jurisdiction over the Project, as any of the foregoing have been, or are hereafter created, amended, supplemented, reauthorized, superseded and replaced from time to time. "DISPOSAL" shall mean any actual or alleged presence, spill, release, transportation, migration, generation, treatment, processing, storage use or disposal of Hazardous Materials on, in, under, above or emanating from any portion of the Project by any person or entity or other source.

          (c) Tenant shall not cause or permit any Hazardous Materials to be brought upon, stored, used, generated, released, or disposed of, in, above, on or under the Premises or the Project, without the prior written consent of Landlord, which consent may be granted or withheld in Landlord's sole discretion. Landlord, upon prior written notice, will permit Tenant to store and use reasonable quantities of commercial, office-related products which may contain Hazardous Materials provided that such products are customarily used in the ordinary course of the business operations by office tenants, Tenant obtains and maintains any necessary permits therefor from the applicable governmental authorities, and Tenant stores, handles, uses and disposes of such products in compliance with all applicable Environmental Laws and the terms and conditions of this Lease and the Rules and Regulations.

          (d) If Tenant breaches any of its obligations set forth in this
     Section 7, or if the presence of Hazardous Materials at the Premises, Building or Project which is caused or permitted by Tenant results in contamination of the Premises, Building, or any other part of the Project, or if contamination of the Premises, Building, or Project by Hazardous Materials otherwise occurs for which

     Tenant or any Tenant Parties are responsible, then Tenant shall indemnify, defend with counsel reasonably acceptable to Landlord, and hold Landlord and any mortgagee of the Building fully harmless, from and against any and all liability, loss, suits, claims, actions, causes of action, remediation orders, proceedings, demands, costs, penalties, damages, fines and expenses, including, without limitation, diminution in value of the Building or Project, damages for the loss or restriction on use of rentable or usable space or floor area in or of any amenity of the Building or Project, damages arising from any adverse impact on leasing space in the Building or Project, sums paid in settlement of claims, attorneys' fees, consultants' fees, laboratory fees and clean-up costs, and the costs and expenses of investigating and defending any claims or proceedings, resulting from, or attributable to: (i) the presence of any Hazardous Materials on the Premises or the Project arising from the action, inaction or negligence of Tenant or any Tenant Parties, or arising out the generation, storage, treatment, handling, transportation, disposal or release by Tenant of any Hazardous Materials at or near the Premises or the Project, and (ii) any violation(s) by Tenant of any Environmental Law, and
     (iii) default of any of its agreements under Section 7 of this Lease. This indemnification of Landlord by Tenant shall survive expiration or termination of this Lease and includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Materials present in, on, or under the Premises or the Project.

          (e) Without limiting the foregoing or Landlord's rights under Section 13.03, if the presence of any Hazardous Materials which is caused or permitted by Tenant or any Tenant Parties, results in any contamination of the Premises, Building, or Project, at Landlord's written direction, Tenant shall promptly take all actions, at its sole expense, as are necessary to return the Premises, Building, and Project to the condition existing prior to the introduction of any such Hazardous Materials; provided that Landlord's approval of such actions shall first be obtained. Tenant shall promptly notify Landlord of any such contamination.

          (f) Landlord represents that, to its knowledge, on the date hereof, the Premises does not contain any friable asbestos nor any asbestos-containing materials. If any friable asbestos is found in the Premises during the performance by Tenant of its Leasehold Improvements, which was not introduced into the Premises by Tenant or Tenant Parties, Landlord, at its sole cost and expense, shall remove such asbestos and repair any damage caused by such removal.

     7.06 TENANT'S FAILURE TO MAINTAIN. If Landlord gives Tenant written notice of the necessity of any repairs or replacements required to be made under
Section 8.02 and Tenant fails to commence diligently to cure the same within twenty (20) days thereafter (except that no notice will be required in case of any emergency repair or replacement necessary to prevent substantial damage or deterioration), Landlord, at its option and in addition to any other remedies, may proceed to make such repairs or replacements and the expenses incurred by Landlord in connection therewith plus 10% thereof for Landlord's supervision, shall be due and payable from Tenant in accordance with Section 4.04 hereof, as Additional Rent; provided, that Landlord's making any such repairs or replacements shall not be deemed a waiver of Tenant's default in failing to make the same.

               8. MAINTENANCE, REPAIRS, ALTERATIONS AND ADDITIONS

     8.01 MAINTENANCE AND REPAIR - LANDLORD'S OBLIGATIONS. Landlord will maintain in good repair, subject to reasonable wear and use: (a) the Common Areas, (b) the roof, foundation, exterior and load-bearing walls (including exterior windows and doors), the structural floor slabs and all other structural elements of the Building, and (c) the plumbing, heating, ventilating, air conditioning, elevator, electrical and other Building mechanical systems. The cost of this maintenance and repair shall be included in Operating Expenses and shall be subject to reimbursement under Section 5 hereof. Maintenance and repair expenses caused by Tenant's negligence or willful misconduct or breach of this Lease shall be paid directly to Landlord by Tenant in accordance with Section
4.04 hereof, and shall not constitute an Operating Expense. Landlord shall not be liable for and there shall be no abatement of any Rent with respect to any injury to or interference with Tenant's business arising from any repairs, maintenance, alteration or improvement in or to any portion of the Project, including the Premises, or in or to the fixtures, appurtenances and equipment therein, except as provided in Section 6.06.

     8.02 MAINTENANCE AND REPAIR - TENANT'S OBLIGATIONS.

          (a) During the Term, Tenant shall take good care of the Premises and fixtures therein and maintain them in good order, condition, and repair equal to the original work, ordinary and reasonable wear excepted, and shall suffer no waste. During the Term, Tenant shall maintain at its own expense in good order, condition, and repair to the reasonable satisfaction of Landlord any plumbing facilities and electrical fixtures and devices (including replacement of all lamps, starters and ballasts) located within the Premises. Upon surrender of the Premises to Landlord, Tenant shall deliver the Premises to Landlord, broom clean, in as good order, condition, and repair, as they were upon delivery of possession to Tenant, ordinary and reasonable wear excepted. Without limiting the foregoing, Landlord may require that any such maintenance and repairs be performed by Landlord at Tenant's expense.

          (b) Tenant shall repair, at its cost, all deteriorations or damages to the Project occasioned by its negligent acts or omissions or willful misconduct. If Tenant does not make such repairs to the Building within twenty (20) days following notice from Landlord, Landlord may, but need not, make such repairs, and Tenant shall pay the cost thereof as provided in Section 7.06 hereof. All repairs and replacements made by or on behalf of Tenant shall be made and performed in accordance with the "CONSTRUCTION STANDARDS", as defined in Section 8.03 (b) and the provisions of Section 8.03(c).

     8.03 ALTERATIONS.

          (a) Subject to the provisions of Section 3.03, Tenant shall not make or permit any improvements, installations, alterations or additions ("ALTERATIONS") in or to the Premises, the Building or the Project; provided, however, Tenant may, with Landlord's advance written consent, which consent shall not be unreasonably withheld, make Alterations to the Premises that do not involve or affect either structural portions of the Premises or the Building or any of the Building's HVAC, mechanical, electrical, plumbing or other systems or equipment (the "BUILDING SYSTEMS"). If, on or before the date Landlord approves Tenant's Plans for Alterations, Landlord notifies Tenant that Landlord is reserving the right to require Tenant to remove those Alterations that exceed or are different than the customary standard types of Alterations for general, executive and administrative business offices, then Landlord, prior to the Expiration Date, may require Tenant to remove such specified Alterations and to repair in a good and workmanlike manner any damage caused by such removal.

          (b) All Alterations (except the Leasehold Improvements which are addressed in Section 3) permitted by Landlord and made by or on behalf of Tenant shall be made and performed: (a) at Tenant's cost and expense and at such time and in such manner as Landlord may designate, insured by a lien and completion bond in an amount reasonably satisfactory to Landlord, (b) by contractors or mechanics approved by Landlord (which approval shall not be unreasonably withheld), who shall carry liability insurance of a type and in such amounts as Landlord shall reasonably require, naming Landlord and Tenant as additional insureds, (c) in a good and workmanlike manner,
     (d) so that same shall be at least equal in quality, value, and utility to the original work or installation, (e) in accordance with the Rules and Regulations for the Building adopted by Landlord from time to time and in accordance with all applicable laws and regulations of governmental authorities having jurisdiction over the Project, and (f) pursuant to plans, drawings and specifications (the "TENANT'S PLANS") which have been reviewed and approved by Landlord prior to the commencement of the Alterations and approved by, and filed with, all applicable governmental authorities, and subject to all other terms and conditions of this Lease, including, but not limited to, Section 7.04 (collectively the "CONSTRUCTION STANDARDS"). Tenant may make Alterations which are merely decorative or cosmetic, including painting, carpeting and wall covering, upon prior notice to Landlord (but without Landlord's prior consent).

          (c) Before commencing any such work, Tenant shall obtain all required building permits and governmental approvals and provide copies thereof to Landlord together with certificates of insurance evidencing all required insurance coverages. Tenant shall comply with all of the conditions of any such permits and approvals and shall submit to Landlord a final certificate of occupancy upon completion of any Alterations, together with final as-built plans and specifications. Tenant shall pay, when due, all claims for labor and materials furnished to, or for, Tenant for use in the Premises. Tenant shall have no right to enter upon, or alter in any way, the roof of the Building without the prior written consent of Landlord.

          (d) All Alterations made by Tenant shall become upon installation the property of Landlord and remain upon and be surrendered with the Premises at the expiration of the Lease term, unless Landlord requires their removal pursuant to Section 8.06. Any trade fixtures installed and paid for by Tenant may be removed by Tenant during the term of this Lease and shall upon demand by Landlord be removed upon expiration of the Term. Tenant shall in all events promptly repair any damage caused by removal of trade fixtures. Following the completion of the Leasehold Improvements, Tenant shall have the right to depreciate that portion of the cost of the Leasehold Improvements paid by Tenant in excess of the Construction Allowance paid by Landlord. At Landlord's request, Tenant shall provide Landlord with its depreciation schedule and related information at least thirty (30) days prior to Tenant filing the same with any taxing authorities.

          (e) Tenant, at its sole cost and expense and in compliance with the terms of this Lease, may install Tenant's Special Equipment, as described in Exhibit E hereto, subject to Landlord's review and approval of the plans and specifications and proposed locations therefor and any electrical lines or wiring needed to operate such equipment. Landlord agrees that its approval shall not be unreasonably withheld. All work associated with such installations shall be performed by Tenant. Tenant shall: (i) pay Landlord any fees and costs incurred by Landlord relating to Tenant's installation of such equipment as Additional Rent pursuant to Section 4.04 hereof; (ii) maintain, service and repair all such equipment, wiring and appurtenances pursuant to the terms of this Lease; and (iii) obtain all required permits and approvals and keep such equipment and the areas in which the same are located in compliance with all applicable laws, at its cost and expense.

     8.04 NO LIENS.

          (a) Tenant shall keep the Premises, Building and Project free from any liens or encumbrances arising out of any work performed, material furnished or obligations incurred by or for Tenant or any person or entity claiming through or under Tenant. Prior to Tenant performing any construction or other work on or about the Premises for which a lien could be filed against the Premises or the Building or the Project, Tenant shall obtain satisfactory lien waiver agreements with each contractor who is to perform such work or furnish any material. Any claim to, or lien upon, the Premises or the Building or the Project arising from any act or omission of Tenant shall accrue only against the leasehold estate of Tenant and shall be subject and subordinate to the paramount title and rights of Landlord in and to the Premises, Building and the Project.

          (b) If any mechanics' or other lien shall be filed against the Premises, the Building or the Project purporting to be for labor or material furnished or to be furnished at the request of the Tenant, then Tenant shall at its expense cause such lien to be discharged of record by payment, bond or otherwise, within thirty (30) days after the filing thereof. If Tenant shall fail to cause such lien to be discharged of record within such thirty (30) day period, in addition to any other remedy available to it for such a default, Landlord may cause such lien to be discharged by payment, bond or otherwise, without investigation as to the validity thereof or as to any offsets or defenses thereto, and Tenant shall, upon demand, reimburse Landlord for all amounts paid and costs incurred including attorneys' fees, in having such lien discharged of record.

     8.05 TENANT'S PROPERTY. Any trade fixtures, furnishings, equipment and personal property placed in the Premises that are removable without damage to the Building or the Premises, whether the property of Tenant or leased by Tenant, are herein sometimes called "TENANT'S PROPERTY". Any of Tenant's Property remaining at the Premises at the expiration of the Term shall be removed by Tenant at Tenant's cost and expense, and Tenant shall, at its cost and expense, repair any damage to the Premises or the Building caused by such removal. Any of Tenant's Property not removed from the Premises prior to the Expiration Date shall, at Landlord's option, become the property of Landlord or Landlord may remove such Tenant's Property, and Tenant shall pay to Landlord, Landlord's cost of removal and of any


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




repairs in connection therewith in accordance with Section 4.04 hereof.

     8.06 OWNERSHIP AND REMOVAL. All appurtenances, additions, fixtures (other than trade fixtures) and improvements attached to or installed in or upon the Premises, whether placed there by Tenant or by Landlord, shall be Landlord's property and shall remain upon the Premises at the termination of this Lease by lapse of time or otherwise without compensation or allowance or credit to Tenant. Landlord may require, in its discretion, the removal by Tenant of any property which has been attached to or installed in the Premises (excluding the Leasehold Improvements), which items must be so removed by Tenant. On or before the Expiration Date, or the sooner date of termination of this Lease, Tenant shall pay to Landlord the cost of repairs of any damage to the Premises or Building and losses caused by the removal of such property.

     8.07 SURRENDER. Upon the expiration or sooner termination of the Term, Tenant will quietly and peacefully surrender to Landlord the Premises in as good condition as when Tenant took possession, ordinary wear and tear excepted, and otherwise as is required in Section 8. In addition, at such time Tenant shall remove all Hazardous Materials stored, or disposed of, or generated by Tenant in its use or operation of the Premises and all equipment and materials contaminated or affected by such Hazardous Materials in conformity with the Environmental Laws. Tenant shall surrender the Premises to Landlord at the end of the Term hereof, without notice of any kind, and Tenant waives all right to any such notice as may be provided under any laws now or hereafter in effect in Connecticut.

     8.08 HOLDOVER TENANCY. Tenant acknowledges that if it fails to deliver possession of the Premises to Landlord upon the expiration or sooner termination of this Lease, Landlord shall incur substantial economic loss. In the event that Tenant shall hold the Premises, or any part thereof, after the expiration of the Term without the prior written consent of the Landlord, such holding shall constitute and be construed as a tenancy at will only at a daily rental equal to 150% of the greater of (a) the daily Annual Base Rent payable during the last month of the Term, or (b) the daily rate for the then fair market rental rate of the Premises, plus 100% of the daily rate of Additional Rent and other sums due under this Lease during the last month of the Lease Term. In addition to such increased rental payment and any other liabilities to Landlord accruing therefrom, Tenant shall indemnify and hold Landlord harmless from loss or liability resulting from such failure, including, without limiting the generality of the foregoing, both direct and consequential liabilities and damages of Landlord arising from claims made by any succeeding tenant arising due to such failure if Tenant holds the Premises, or any part thereof, after the expiration of the Term without the prior written consent of Landlord or holds the Premises, or any part thereof, after the expiration of the Term with Landlord's consent, and fails to deliver possession of the Premises in full to Landlord within thirty (30) days following Landlord's written notice to Tenant that Landlord requires the Premises (or any portion thereof) for a prospective tenant. Nothing contained herein shall be construed as Landlord's consent for Tenant's holdover.

                                  9. INSURANCE

     9.01 TENANT'S INSURANCE. Tenant shall, at Tenant's own expense, obtain and keep in force with companies acceptable to Landlord during the Term: (a) a policy of Comprehensive General Liability Insurance with Broad Form General Liability Endorsement, or equivalent, insuring against liability for bodily injury and property damage, including contractual liability, in the amount of not less than $5,000,000 maximum combined single limit against liability arising out of the use, occupancy or maintenance of the Premises; (b) "all risk" property insurance, including standard fire and extended coverage insurance, with vandalism and malicious mischief, sprinkler leakage and earthquake endorsements in amounts necessary to provide the full replacement cost, as the same may exist from time to time, for Tenant's Property, trade fixtures, machinery, equipment, furniture, furnishings and any Alterations in which Tenant has an insurable property interest, including, without limitation, vandalism and malicious mischief and sprinkler leakage coverage, and "all risk" Builder's Risk insurance, completed value, non-reporting form at any time that Tenant has commenced construction of any leasehold improvements or any Alterations, and at any time any other construction activities are underway at the Premises; (c) Workers' Compensation Insurance in statutory limits as required by applicable state and federal law with limits of not less than $1,000,000 for bodily injury by accident and $1,000,000 for bodily


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




injury by disease; and (d) any other insurance reasonably required by Landlord or Landlord's Mortgagee. Such limits shall be for any greater amounts as may be reasonably determined by Landlord.

     9.02 DELIVERY OF POLICIES.

          (a) The insurance described in Section 9.01 shall be provided by companies and in form, substance and amounts (where not above stated) satisfactory to Landlord and to Landlord's Mortgagee by companies rated A-/VII or better by Best's Key Rating Guide who are admitted carriers in the State of Connecticut. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Landlord. Such insurance shall specifically include the liability assumed under this Lease by Tenant (provided that the amount of such insurance shall not be construed to limit the liability of Tenant hereunder), and shall provide that it is primary insurance, and not excess over or contributory with any other valid, existing and applicable insurance in force for or on behalf of Landlord. With respect to Tenant's Comprehensive General Liability Insurance, Landlord shall be named as an additional insured (together with its asset manager, property manager and Landlord's Mortgagees of which Tenant shall be notified) with respect to its liability relative to this Lease and the Building.

          (b) Tenant shall deliver to Landlord certificates evidencing the existence and amounts of the insurance policies required under Section 9 on or before the Commencement Date. The certificates must include a copy of the endorsement naming the additional insureds required under this Section
     9.02. Tenant shall, at least thirty (30) days prior to the expiration of each policy, furnish Landlord with a copy of the certificate evidencing the renewal thereof. In the event Tenant shall fail to procure such insurance, or to deliver such certificates, Landlord may, at its option, procure same for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent within ten (10) days after delivery to Tenant of bills therefor. Tenant's compliance with the provisions of this Section 9 shall in no way limit Tenant's liability under any of the other provisions of this Lease.

     9.03 INCREASED INSURANCE RISK. Tenant shall not do or permit anything to be done, or keep or permit anything to be kept in the Premises, which would: (a) be in violation of any governmental law, regulation or requirement, (b) invalidate or be in conflict with the provision of any fire or other insurance policies covering the Building or any property located therein, (c) result in a refusal by fire insurance companies of good standing to insure the Building or any such property in amounts required by Landlord's Mortgagee (as hereinafter defined) or reasonably satisfactory to Landlord, (d) subject Landlord to any liability or responsibility for injury to any person or property by reason of any business operation being conducted in the Premises, or (e) cause any increase in the fire insurance rates applicable to the Project or property located therein at the beginning of the Term or at any time thereafter. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body that shall hereafter perform the function of such Association.

     In the event that any use of the Premises by Tenant (in violation of Tenant's agreements under this Lease) increases such cost of insurance, Landlord shall give Tenant written notice of such increase and Tenant shall pay such increased cost to Landlord in accordance with Section 4.04(b) hereof. Acceptance of such payment shall not be construed as a consent by Landlord to Tenant's such use, or limit Landlord's further remedies under this Lease.

     9.04 LANDLORD'S INSURANCE. Landlord shall obtain and keep in force during the Term the following insurance coverage (together with such other coverages as Landlord may reasonably elect to carry with companies rated A-/VII or better by Best's Key Rating Guide:

          (a) Commercial General Liability Insurance with a Broad Form Comprehensive General Liability endorsement, plus coverage against such other risks as Landlord deems advisable from time to time, in such amounts as Landlord deems advisable from time to time insuring Landlord against liability arising out of the ownership, use, occupancy or maintenance of the Project;

          (b) a policy or policies of insurance covering loss or damage to the Project improvements, excluding Tenant's Property and Tenant's Alterations, fixtures, merchandise, trade fixtures, furnishings, equipment and personal property, in such amounts as Landlord deems appropriate from time to time providing protection against all perils included within the classification of fire, extended coverage and such other perils as Landlord deems advisable from time to time or may be required by Landlord's Mortgagee. Such insurance may include earthquake, flood, and boiler and machinery insurance. In addition, Landlord may obtain and keep in force, during the Term, rental value insurance, with loss payable to Landlord, which insurance may also cover Operating Expenses.

     Tenant will not be named in any such policies carried by Landlord and shall have no right to any proceeds therefrom. The policies required by Section 9.04 shall contain such deductibles as Landlord or the Landlord's Mortgagee may determine. In the event that the Premises shall suffer an insured loss, the deductible amounts under the applicable insurance policies shall be deemed an Operating Expense.

     9.05 WAIVER OF CLAIMS.

          (a) Landlord and Tenant each hereby release and relieve the other (and Landlord's asset manager and property manager) and waive their entire right of recovery against the other (and Landlord's asset manager and property manager) for direct or consequential loss or damage occurring to the Premises, Building or the Project, or any of Landlord's or Tenant's Property contained therein regardless of the cause of such loss or damage to the extent that the loss or damage is covered by the injured party's property insurance or the property insurance the injured party is required to carry under this Lease, whichever is greater (without regard to any deductible provision in any policy). This waiver does not apply to claims caused by a party's willful misconduct. This waiver also applies to each party's directors, officers, managers, members, employees, shareholders, and agents.

          (b) Each party will assure that its insurance permits waiver of liability and contains a waiver of subrogation. Each party shall secure an appropriate clause in, or an endorsement to, each insurance policy obtained by or required to be obtained by Landlord or Tenant, as the case may be, under this Lease, pursuant to which the insurance company: (i) waives any right of subrogation against Landlord or Tenant as the same may be applicable, or (ii) permits Landlord or Tenant, prior to any loss to agree to waive any claim it might have against the other without invalidating the coverage under the insurance policy. If, at any time, the insurance carrier of either party refuses to write (and no other insurance carrier licensed in Connecticut will write) insurance policies which consent to or permit such release of liability, then such party shall notify the other party and upon the giving of such notice, this Section shall be void and of no effect.

     9.06 LIMITATION ON LANDLORD'S LIABILITY. Tenant hereby agrees that Landlord shall not be liable to Tenant for any loss or damage to Tenant, or its business (including any loss of income therefrom) or for loss of or damage to the goods, merchandise or other property of Tenant or any Tenant Parties, or any other person in or about the Premises or Project nor shall Landlord be liable for injury to the person of Tenant or any Tenant Parties, whether such damage or injury is caused by or results from theft, fire, steam, electricity, gas, water, or rain, or from the breakage, leakage, obstruction, or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said damage or injury results from conditions arising upon the Premises or upon other portions of the Project, or from other source or place, or from new construction or the repair, alteration, or improvement of any part of the Project, or of the equipment, fixtures, or appurtenances applicable thereto, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant, occupant, or user of the Project, nor from the failure of Landlord to enforce the provisions of any other lease of any other tenant of the Project.

     9.07 INDEMNITIES. Subject to Section 9.05, Tenant agrees to protect, indemnify, defend and save harmless Landlord (and its mortgagees), from and against any and all loss, cost, liability, damage and expense including, without limitation, claims, demands, penalties, causes of action, costs and expenses and attorneys' fees imposed upon and incurred by or asserted against Landlord from any cause arising from, or related to, the following: (a) Tenant's default in its observance or performance of any of the terms, covenants or conditions of this Lease, (b) the use, condition of the Premises, or occupancy or manner of use or occupancy of the Premises by Tenant or of any Tenant Parties, (c) any acts, omissions or negligence of Tenant or any Tenant Parties, in, on or about the Premises or the Project, either prior to, during, or after the expiration of, the Term including, without limitation, any acts, omissions or negligence in the making or performing of any Alterations in or to the Premises, or (d) for personal injury, including without limitation, bodily injury, death or property damage, occasioned by any use, occupancy, condition, occurrence, omission or negligence referred to in the preceding clauses. In case any action, suit or proceeding is brought against Landlord by reason of any such occurrence, Tenant will, at Tenant's expense, resist and defend such action, suit or proceeding or cause the same to be resisted or defended by counsel reasonably approved by Landlord.

     Subject to Section 9.05, Landlord agrees to protect, indemnify and save harmless Tenant from and against any and all loss, cost, liability, damage and expense including, without limitation, claims, demands, penalties, causes of action, costs and expenses and attorneys' fees imposed upon and incurred by or asserted against Tenant that result from the conduct of Landlord or its employees, agents or contractors (the "LANDLORD PARTIES") at the Common Areas, including, without limitation, those relating to the following: (a) for personal injury, death or property damage arising from the negligence or willful misconduct of Landlord or any Landlord Parties, or (b) Landlord's default in its observance or performance of any of the terms, covenants or conditions of this Lease. In case any action, suit or proceeding is brought against Tenant by reason of any such occurrence, Landlord will, at Landlord's expense, resist and defend such action, suit or proceeding or cause the same to be resisted or defended by counsel reasonably approved by Tenant.

                                  10. CASUALTY

     10.01 DAMAGE OR DESTRUCTION. Tenant shall give prompt notice to Landlord of any damage by fire or other casualty (a "CASUALTY") to the Premises or any portion thereof. In the event that the Premises, or any part thereof, or access thereto, shall be so damaged or destroyed by a Casualty that the Tenant shall not have reasonably convenient access to the Premises or any portion of the Premises shall thereby be otherwise rendered unfit for use and occupancy by the Tenant for the purposes set forth in Section 7.01, and if in the judgment of Landlord's architect or engineer, the damage or destruction may be repaired within two hundred ten (210) days after the elapse of the Notice Period, then the Landlord shall so notify the Tenant within sixty (60) days after the occurrence of the damage or destruction (the "NOTICE PERIOD") and shall repair such damage or destruction (except damage or destruction to Tenant's Property or Tenant's Alterations) with reasonable diligence. In the event that the Landlord shall not complete such repairs within two hundred ten (210) days after the elapse of the Notice Period, then the Tenant shall have the right to terminate the term of this lease by giving written notice of such termination to the Landlord within twenty (20) days after the end of such two hundred ten (210) day period; provided, however, that in the event that the completion of repairs shall be delayed by causes beyond the Landlord's control, including those events described in Section 16.13 hereof, the time for completion shall be extended by the period of such delay (not to exceed an additional ninety (90) days). If in the judgment of Landlord' architect or engineer, the Premises, or means of access thereto, cannot be repaired within two hundred ten (210) days after the elapse of the Notice Period or the Landlord does not deliver the Tenant notice of its decision to repair such damage within sixty (60) days after the occurrence of the Casualty, then either party shall have the right to terminate the Term by giving written notice of such termination to the other party within the period of sixty (60) to seventy-five (75) days after the occurrence of the Casualty. If neither party gives such notice of intention to terminate this Lease, then the Landlord shall repair the damage or destruction with reasonable diligence and Tenant shall be deemed to have waived its termination rights with respect to the Casualty.

     10.02 ABATEMENT OF RENT. Rent shall not be abated or suspended if, following any Casualty, Tenant shall continue to have reasonably convenient access to the Premises and the Premises are not rendered unfit for use and occupancy. If Tenant shall not have reasonably convenient access to the Premises or any portion of the Premises shall be otherwise rendered unfit for use and occupancy by the

Tenant for the purposes set forth in Section 7.01 by reason of such Casualty, then Rent shall be equitably suspended or abated relative to the portion of the Premises that cannot be used by Tenant for any of its business operations, effective as of the date of the Casualty until Landlord has (a) substantially completed the repair of the Premises and the means of access thereto, and (b) has delivered at least ten (10) business days' notice thereof to Tenant.

     10.03 EVENTS OF TERMINATION. In addition to the foregoing termination rights provided in Section 10.01 hereof, in the event of a Casualty, the following termination rights shall apply:

          (a) If more than 25% of the gross rentable area of the Premises shall be wholly or substantially damaged or destroyed by Casualty at any time during the last six (6) months of the Term, either Landlord or Tenant may terminate this Lease by delivery of written notice of such termination to the other party within thirty (30) days after the occurrence of such damage.

          (b) Notwithstanding the provisions of this Section 10, if, prior to or during the Term the Building shall be so damaged by Casualty that, in Landlord's reasonable estimate, the cost to repair the damage will be more than 25% of the replacement value of the Building immediately prior to the occurrence of the Casualty (whether or not the Premises shall have been damaged or rendered untenantable), then, in any of such events, Landlord, at Landlord's option, and with the written consent of Landlord's Mortgagee, may give to Tenant, within ninety (90) days after such Casualty, a thirty
     (30) days' notice of the termination of this Lease and, in the event such notice is given, this Lease and the Term shall terminate upon the expiration of such thirty (30) days with the same effect as if such date were the Expiration Date; and the Rent shall be apportioned as of such date and any prepaid portion of Rent for any period after such date shall be refunded by Landlord to Tenant within thirty (30) days following the Expiration Date.

     10.04 INSURANCE PROCEEDS UPON TERMINATION. If this Lease is terminated pursuant to any right granted or reserved to Landlord under this Section, all insurance proceeds payable with respect to the damage giving rise to such right of termination shall be paid to Landlord, and Tenant shall have no claim therefor. No damages, compensation or claim shall be payable by the Landlord to Tenant, or any other person, by reason of inconvenience, loss of business or annoyance arising from any damage or destruction, or any repair thereof, as is referred to in this Section 10.

     10.05 SCOPE OF LANDLORD'S REPAIRS. In the event Landlord elects or shall be obligated to repair or restore any damage or destruction as aforesaid, the scope of work shall be limited to the original basic building and interior work that constitute the Leasehold Improvements, and Landlord shall have no obligation to restore or replace Tenant's Property or Tenant's Alterations.

                                11. CONDEMNATION

     11.01 ENTIRE CONDEMNATION. If the whole of the Premises or Building shall be taken by condemnation or right of eminent domain or sold under the threat of the exercise of said right (all of which are herein called "CONDEMNATION"), this Lease and the term and estate hereby granted shall automatically terminate as of the date of the vesting of title in the condemning authority.

     11.02 PARTIAL CONDEMNATION.

          (a) In the event that only a part of the Premises shall be taken by Condemnation and Tenant shall have reasonable, convenient access to and from the Premises, the Term shall expire as to that portion of the Premises condemned effective as of the date of the vesting of title in the condemning authority, and this Lease shall continue in full force and effect as to the part of the Premises not so taken.

          (b) In the event that a part of the Project shall be subject to Condemnation (whether or not the Premises are affected), Landlord may, at its option, terminate this Lease as of the date of such vesting of title, by notifying Tenant in writing of such termination within ninety (90) days following the date on which Landlord shall have received notice of the vesting of title in the condemning authority if in

     Landlord's reasonable opinion: (i) a substantial alteration or reconstruction of the Premises, Building or Project shall be necessary or appropriate, or (ii) the portion of the Premises, Building or Project so condemned has the effect of rendering the remainder uneconomic to maintain.

          (c) If Landlord does not elect to terminate this Lease, as aforesaid, this Lease shall be unaffected by such Condemnation, except as provided in
     Section 11.03. In the event that only a part of the Premises shall be so taken and this Lease shall not be terminated as hereinbefore provided, Landlord shall, upon receipt of the award in Condemnation, make all necessary repairs to the structural portions of the Premises so as to constitute the remaining Premises a complete architectural unit to the extent practicable, but Landlord shall not be required to spend for such work an amount in excess of the amount received by Landlord as damages for the part of the Premises so taken. "Amount received by Landlord" shall mean that part of the award in condemnation which is free and clear to Landlord of any collection by mortgagees and after payment of all costs involved in collection, including but not limited to attorney's fees. Tenant, at is own cost and expense shall, restore all exterior signs, trade fixtures, equipment, furniture, furnishings and other installations of personalty of Tenant which are not taken to as near its former condition as the circumstances will permit. In the event of a partial taking, all provisions of this Lease shall remain in full force and effect. Landlord's obligations in this Section 11.02 to repair the Premises are subject to Mortgagee making the condemnation award proceeds available to Landlord to accomplish the repairs described herein.

     11.03 PRORATION. In the event of a partial Condemnation or other Condemnation that does not result in a termination of this Lease as to the entire Premises, then the Rent and Tenant's Proportionate Share shall be reduced in the proportion that the floor area of the Premises taken bears to the total floor area of the Premises.

     11.04 TEMPORARY TAKING. If there is a taking of the Premises for temporary use arising out of a temporary emergency or other temporary situation, this Lease shall continue in full force and effect, and Tenant shall continue to comply with Tenant's obligations under this Lease, except to the extent compliance shall be rendered impossible or impracticable by reason of the taking, and Tenant shall be entitled to the award for its interest.

     11.05 CONDEMNATION AWARDS. Except as provided in Section 11.04, Landlord shall be entitled to the entire award in any Condemnation proceeding or other proceeding for taking for public or quasi-public use, including, without limitation, any award made for the value of the leasehold estate created by this Lease. No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award that may be made in such Condemnation or other taking, together with any and all rights of Tenant now or hereafter arising in or to same or any part thereof. Tenant's assignment to Landlord does not include any award made to Tenant specifically for its relocation expenses or the taking of Tenant's Property provided that such award does not diminish or reduce the amount of the award payable to Landlord.

                          12. ASSIGNMENT AND SUBLETTING

     12.01 LANDLORD'S CONSENT REQUIRED. Except as may be expressly provided in this Section 12, Tenant shall not sell, assign, mortgage, pledge, hypothecate, encumber or otherwise transfer this Lease or any interest therein (each of which actions is hereafter referred to as a "TRANSFER"), and shall not sublet the Premises or any part thereof, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, and any attempt to do so without such consent shall be voidable at Landlord's election.

     12.02 RESTRICTION ON TRANSFER. Landlord and Tenant hereby acknowledge that Landlord's disapproval of any proposed Transfer or sublease pursuant to this Lease shall be deemed reasonably withheld if based upon any reasonable factor, including, without limitation, any or all of the following factors: (a) the use of the Premises by the proposed assignee, sublessee or other transferee (the "TRANSFEREE") (i) is not permitted by the use provisions in Section 7.01 hereof, or (ii) violates any exclusive use granted by Landlord to another tenant in the Building; (b) the Transfer or sublease would likely result in an increase in the use of the parking areas or other Common Areas by the employees or visitors of the proposed Transferee, and/or significantly increase the demand upon utilities and services to be provided by Landlord to the Premises; (c) the Transferee does not have the financial capability to fulfill the obligations imposed by the Transfer or sublease, or with respect to an assignment, the Transferee has a net worth less than Tenant's net worth on the date hereof or a net worth of less than Tenant's net worth on the date of the proposed Transfer (if Tenant's net worth is greater on such date than on the date hereof); (d) the proposed Transferee is an existing tenant of the Project or is negotiating with Landlord (or has negotiated with Landlord in the preceding six (6) months) for space in the Project, provided that Landlord then has comparable leasable space available; (e) the Transferee is a real estate developer or landlord or is acting directly or indirectly on behalf of a real estate developer or landlord; or (f) the Transferee is not in Landlord's reasonable opinion of reputable or good character.

     12.03 LANDLORD'S OPTIONS. If at any time or from time to time during the Term Tenant desires to effect a Transfer (which Transfer shall in no event be for less than its entire interest in this Lease) or to sublet the Premises or any portion thereof, Tenant shall deliver to Landlord written notice ("TRANSFER NOTICE") at least sixty (60) days prior to the proposed effective date of the Transfer setting forth: (a) the identity of the Transferee, (b) the nature of the Transferee's business to be carried on in the Premises, and (c) the terms and provisions of the proposed Transfer. Tenant shall also deliver to Landlord with the Transfer Notice, a current financial statement and financial statements for the preceding two (2) years of the Transferee which have been certified or audited by a reputable independent accounting firm acceptable to Landlord, and such other information concerning the business background and financial condition of the proposed Transferee as Landlord may reasonably request together with the proposed form of assignment or sublease. Landlord shall have the option, exercisable by written notice delivered to Tenant within thirty (30) days after Landlord's receipt of the Transfer Notice, such financial statements and other information as may be requested by Landlord, either to:

          (i) approve or disapprove such Transfer or sublease; or

          (ii) in the case of any proposed subletting (for substantially the balance of the Term), terminate this Lease as to that portion of the Premises proposed to be subleased, and, in the case of any proposed assignment or encumbrance, terminate this Lease with respect to the entire Premises, which termination shall be effective on the date specified in Landlord's notice of termination.

     If this Lease is terminated by Landlord pursuant to the foregoing with respect to only a portion of the Premises, the Rent required under this Lease, and including Tenant's Proportionate Share, shall be adjusted proportionately based on the square footage retained by Tenant and the square footage leased by Tenant hereunder immediately prior to such recapture and cancellation, and Landlord and Tenant shall thereupon execute an amendment of this Lease in accordance therewith.

     12.04 ADDITIONAL CONDITIONS. If Landlord does not exercise its sublease or termination option and instead approves of the proposed Transfer or sublease pursuant to Section 12.03, Tenant may enter into the proposed Transfer or sublease with such proposed Transferee subject to the following further conditions:

          (a) the Transfer or sublease shall be on the same terms set forth in the Transfer Notice and on the form of assignment or sublease previously delivered to and approved by Landlord (if the terms have changed, Tenant must submit a revised Transfer Notice to Landlord and Landlord shall have another thirty (30) days after receipt thereof to make the election in Sections 12.03(a) or 12.03(b) above;

          (b) no Transfer or sublease shall be valid and no Transferee shall take possession of the Premises until an executed counterpart of the assignment, sublease or other instrument affecting the Transfer or sublease has been delivered to Landlord pursuant to which the Transferee shall expressly assume all of Tenant's obligations under this Lease (or with respect to a sublease of a portion of the Premises or for a portion of the Term, all of Tenant's obligations applicable to


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




     such portion); Tenant shall remain fully liable under this Lease and Tenant shall provide Landlord with a written ratification agreement from each guarantor of this Lease in form and substance satisfactory to Landlord.

          (c) all Transfer and sublease agreements shall: (i) prohibit further Transfers and subleases without Landlord's consent under this Section 12;
     (ii) impose the same obligations and conditions on the transferee or subtenant as are imposed on Tenant by this Lease (except as to Rent and term or otherwise agreed by Landlord); (iii) be expressly subject and subordinate to each and every provision of this Lease; (iv) have a term that expires on or before the expiration of the Term of this Lease; (v) provide that the Tenant and/or Transferee shall pay Landlord the amount of any additional costs or expenses incurred by Landlord for repairs, maintenance, or otherwise as a result of any change in the nature of occupancy caused by the transfer or sublease; and (vi) contain Tenant's acknowledgment that Tenant remains liable under this Lease notwithstanding the Transfer or sublease.

     12.05 TRANSFER PROFIT. Fifty percent (50%) of any rents and other economic consideration paid to Tenant directly or indirectly in connection with any Transfer or sublease which exceed, in the aggregate, (i) the rents payable by Tenant (as scheduled in the Lease) to Landlord for the balance of the Term (prorated to reflect obligations allocable to any portion of the Premises subleased) plus (ii) any reasonable tenant fit-up costs, advertising expenses, "market" rent concessions, brokerage commissions and attorneys' fees actually paid by Tenant in connection with such Transfer (specifically excluding moving or relocation costs paid to the Transferee), shall be paid to Landlord as Additional Rent on a monthly basis within ten (10) days after receipt thereof by Tenant, without affecting or reducing any of Tenant's other Lease obligations. In calculating the monthly amount payable by Tenant to Landlord under this Section, the profit shall be apportioned and payable on a monthly basis; and Tenant's expenses (as described in clause (ii) above) shall be amortized over the remaining Term, and Tenant shall only be allowed that portion of such expenses that represents the proportionate amount allowable to such month. Each payment shall be sent with a detailed statement certifying the accuracy and completeness of the information provided by Tenant. Landlord shall have the right to audit Tenant's books and records to verify the accuracy of Tenant's statement.

     12.06 PERMITTED CONTROLLED TRANSFERS. Notwithstanding any provisions of this Section 12 above to the contrary, Tenant may assign this Lease or sublet the Premises or any portion thereof, without Landlord's consent (except as to the form of assignment or sublease) and without extending any sublease or termination option to Landlord, to any corporation, limited liability company which controls, is controlled by or is under common control with Tenant, or to any corporation or other legal entity resulting from a merger or consolidation with Tenant, or to any person or entity which acquires all of the assets of Tenant's business as a going concern, provided that: (a) at least thirty (30) days prior to such assignment or sublease, Tenant delivers to Landlord the financial statements and other financial background information of the assignee or sublessee described in Section 12.03 above and the proposed form of assignment or sublease; (b) if an assignment, the assignee assumes, in full, the obligations of Tenant under this Lease (or if a sublease, the sublessee of a portion of the Premises or Term assumes, in full, the obligations of Tenant with respect to such portion); (c) the financial net worth of the assignee equals or exceeds that of Tenant as of the date of execution of this Lease; (d) Tenant remains fully liable under this Lease and will continue to have a net worth not less than Tenant's net worth on the date hereof; (e) Tenant provides Landlord with a written ratification agreement from each guarantor of this Lease in form and substance satisfactory to Landlord; (f) the use of the Premises permitted under Section 7.01 of this Lease remains unchanged; and (g) such transaction is not entered into as a subterfuge to avoid the restrictions and provisions of this Section 12. Landlord acknowledges that Tenant is a publicly traded company and that the sale of the capital stock in Tenant shall not be deemed an assignment of this Lease.

     12.07 NO RELEASE OF TENANT. No consent by Landlord to any Transfer or sublease shall release Tenant of Tenant's obligations under this Lease or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. Landlord may require that any Transferee (other than a subtenant) remit directly to Landlord on a monthly basis, all monies due Tenant by said Transferee. However, the acceptance of rent by Landlord from any other person shall not be deemed


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




to be a waiver by Landlord of any other provision hereof or to be a consent to any subsequent Transfer or sublease, or be a release of Tenant from any obligation under this Lease. Consent by Landlord to one Transfer or sublease shall not be deemed consent to any subsequent Transfer or sublease and Landlord's express prior written consent to any other Transfer or sublease shall be required. In the event of default by any Transferee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee or successor.

     12.08 ASSUMPTION OF OBLIGATIONS. Each Transferee shall assume all obligations of Tenant under this Lease and shall be and remain liable jointly and severally with Tenant for the payment of the Rent and the performance of all of the terms, covenant, conditions, and agreements herein contained on Tenant's part to be performed for the term of this Lease. No Transfer or sublease shall be binding on Landlord unless the transferee or Tenant delivers to Landlord a counterpart of the instrument of transfer which contains a covenant of assumption by the transferee satisfactory in substance and form to Landlord, consistent with the above requirements. The failure or refusal of the Transferee to execute such instrument of assumption shall not release or discharge the transferee from its liability to Landlord hereunder. Landlord shall have no obligation whatsoever to perform any duty to or respond to any request from any subtenant, it being the obligation of Tenant to administer the terms of its sublease.

     12.09 MATERIAL INDUCEMENT. Tenant understands, acknowledges and agrees that
(a) Landlord may exercise Landlord's option to terminate this Lease upon any proposed sublease, assignment or encumbrance of this Lease by Tenant (as provided in Section 12.03(b) above) instead of approving the proposed sublease, assignment or encumbrance, and (b) Landlord's right to receive any excess consideration paid by a Transferee in connection with an approved Transfer or sublease as provided in Section 12.05 above, are a material inducement for Landlord's agreement to lease the Premises to Tenant upon the terms and conditions herein set forth. Tenant shall reimburse Landlord on demand for any reasonable costs that Landlord may incur in connection with any proposed Transfer or sublease, including the costs of investigating the acceptability of the proposed Transferee or subtenant and the legal and consulting costs incurred in connection with the review and preparation of any documents relative thereto and the granting of any requested consent under this Section 12.

                            13. DEFAULTS AND REMEDIES

     13.01 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an event of default (each an "EVENT OF DEFAULT") hereunder:

          (a) NONPAYMENT. Failure by Tenant to pay any installment of Annual Base Rent, Additional Rent or any other sum due and payable hereunder within five (5) days following Landlord's written notice of such failure.

          (b) CERTAIN OBLIGATIONS. Failure by Tenant to perform, observe or comply with any of the covenants, conditions or provisions contained in Sections 8.03(a) (Alterations) and 12.01 (Assignment and Subletting).

          (c) OTHER OBLIGATIONS. Failure by Tenant to perform any covenants, conditions or provisions of this Lease to be performed or observed by Tenant other than those matters specified in subparagraph (a) or (b) of this Section 13.01, where such failure continues for thirty (30) days after written notice by Landlord to Tenant of such failure; provided, however, that if the nature of Tenant's non-compliance is such that more than thirty
     (30) days are required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within such thirty (30) day period and thereafter diligently and continuously prosecutes the same to completion within sixty (60) days following the date of Landlord's written notice with respect to such failure.

          (d) ASSIGNMENT; RECEIVERSHIP; ATTACHMENT. (i) The making by Tenant of any arrangement or assignment for the benefit of creditors; (ii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's


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     interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (iii) the attachment, execution, or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days.

          (e) BANKRUPTCY. The admission by Tenant or Tenant's guarantor (if any) in writing of its inability to pay its debts as they become due, the filing by Tenant or Tenant's guarantor (if any) of a petition in bankruptcy seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the filing by Tenant or Tenant's guarantor (if any) of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant or Tenant's guarantor (if any) in any such proceeding or, if within forty-five (45) days after the commencement of any proceeding against Tenant or Tenant's guarantor (if any) seeking any involuntary reorganization, or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation by any of Tenant's creditors or such guarantor's creditors, such proceeding shall not have been dismissed.

          (f) FINANCIAL INFORMATION. The existence of materially false information in any financial statement given to Landlord by Tenant, or its successor in interest or by any guarantor of any of Tenant's obligations hereunder.

          (g) ABANDONMENT. Abandonment of the Premises by Tenant.

          The defaults described in Section 13.01(d) through (g) are hereby deemed to be non- curable defaults without the necessity of any notice by Landlord to Tenant thereof.

     13.02 REMEDIES. Upon the occurrence of any Events of Default by Tenant which is not cured by Tenant within the grace periods specified in Section 13.01 hereof, if any, Landlord shall have the following rights and remedies, in addition to all other rights or remedies available to Landlord in law or equity:

          (a) Landlord may give written notice to Tenant specifying such Event of Default or Events of Default and stating that this Lease and the Term hereby demised shall expire and terminate on the date specified in such notice (which may be the date the notice is given), and upon the date specified in such notice, this Lease and the Term hereby demised, and all rights of Tenant under this Lease shall expire and terminate. Upon any termination of this Lease, Tenant shall quit and peaceably surrender the Premises, and all portions thereof, to Landlord. Following any such termination, Landlord may, without further notice, re-enter the Premises, and any portions thereof, and take possession thereof, and may dispossess Tenant and remove Tenant and all other persons and property from the Premises and the right to receive all rental and other income of and from the same.

          (b) At Landlord's election, without terminating this Lease, Landlord may, without re-entry, recover possession of the Premises in the manner prescribed by any statute relating to summary process, and any demand for the Rent, re-entry for condition broken, and any and all notices to quit, or other formalities of any nature, to which Tenant may be entitled, are hereby specifically waived. Landlord may relet the Premises for the account of Tenant. No such termination of Tenant's right to possess the Premises under this Section 13.02(b) shall relieve Tenant of its liabilities and obligations under this Lease (as if such right of possession had not been so terminated or expired), and such liabilities and obligations shall survive any such termination of Tenant's possessory interest.

          In the event of any such termination of this Lease or Tenant's right of possession, whether or not the Premises, or any portion thereof, shall have been relet, Tenant shall pay the Landlord a sum equal to the Rent and any other charges required to be paid by Tenant up to the time of such termination of such right of possession and thereafter Tenant, until the end of the


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




     Term, shall be liable to Landlord for and shall pay to Landlord: (i) the equivalent of the amount of the Rent payable under this Lease, less (ii) the net proceeds of any reletting effected pursuant to the provisions hereof after deducting all of Landlord's "Reletting Expenses" (as defined in Section 13.02). Tenant shall pay such amounts in accordance with the terms of this Section 13.02(b) as set forth in a written statement thereof from Landlord to Tenant (hereinafter, the "DEFICIENCY") to Landlord in monthly installments on the days on which the Annual Base Rent is payable under this Lease, and Landlord shall be entitled to recover from Tenant each monthly installment of the Deficiency as the same shall arise. Tenant shall also pay to Landlord upon demand the costs incurred by Landlord in curing Tenant's defaults existing at or prior to the date of such termination and the cost of recovering possession of the Premises. Tenant agrees that Landlord may file suit to recover any sums that become due under the terms of this Section from time to time, and all reasonable costs and expenses of Landlord, including attorneys' fees and costs incurred in connection with such suits shall be payable by Tenant on demand.

          (c) At any time after an Event of Default and termination of the Lease by Landlord, whether or not Landlord shall have collected any monthly Deficiency as set forth in Section 13.02(b), Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, as and for final damages for Tenant's default and in lieu of any subsequent Deficiency (but without limitation of the provisions of subsection (f) hereof):

               (i) all Rent and other sums due and payable by Tenant on the date of termination; plus

               (ii) the costs of curing Tenant's defaults existing at or prior to the date of termination; plus

               (iii) the cost of recovering possession of the Premises and the Reletting Expenses; plus

               (iv) the Deficiency at time of demand, if not previously paid by Tenant; plus

               (v) an amount equal to the difference between the then present value of the aggregate of the Rent and any other charges to be paid by Tenant hereunder for the then unexpired term of this Lease (assuming this Lease had not been so terminated), and the then present value of the then aggregate fair market rent of the Premises for the same period (taking into account rentals received by Landlord under a replacement Lease of the Premises). In the computation of present value, a discount rate as reasonably determined by Landlord shall be employed.

          (d) In connection with any reletting of the Premises by Landlord following an Event of Default, Landlord's reletting activities shall be on such rental and other terms as Landlord shall deem appropriate, and the terms of any leasing must be consistent with the prevailing standards of institutional real estate investors and lenders, including, without limitation, those relating to the economic terms of any proposed lease and the credit quality of any proposed tenant. Landlord shall be entitled to grant such rental and economic concessions and other incentives as may be customary for similar space in Fairfield County. Landlord shall not be required to subdivide the Premises nor accept any tenant offered by Tenant or observe any instruction given by Tenant about such reletting or do any act or exercise any care or diligence with respect to any reletting of the Premises.

          (e) Any and all property belonging to Tenant or to which Tenant is or may be entitled which may be removed from the Premises by Landlord pursuant to the authority of this Lease or applicable law, may be handled, removed or stored in a commercial warehouse or otherwise by Landlord at Tenant's risk and expense and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand,


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




     any and all expenses incurred in such removal and all storage charges for such property so long as the same shall be in Landlord's possession or under Landlord's control.

          (f) Landlord shall have the right of injunction, in the event of a breach or threatened breach by Tenant of any of the agreements, conditions, covenants or terms hereof, to restrain the same and the right to invoke any remedy allowed by law or in equity, whether or not other remedies, indemnity or reimbursements are herein provided. The rights and remedies given to Landlord in this Lease are distinct, separate and cumulative remedies; and no one of them, whether or not exercised by Landlord, shall be deemed exclusive of any of the others.

          (g) For purposes of this Section 13.02, "RELETTING ALTERATIONS" shall mean all repairs, changes, improvements, alterations or additions made by Landlord in or to the Premises to the extent deemed reasonably necessary by Landlord to prepare the Premises for the re-leasing following an Event of Default; and "RELETTING EXPENSES" shall mean the reasonable expenses paid or incurred by Landlord in connection with any re-leasing of the Premises following an Event of Default, including, without limitation, marketing expenses, brokerage commissions, management fees, attorneys' fees, the costs of Reletting Alterations, operating expenses and rent and other economic concessions provided to the new tenant.

     13.03 LANDLORD'S RIGHT TO CURE DEFAULTS. If an Event of Default occurs or Landlord reasonably determines that an emergency exists, the Landlord, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of the Tenant. If the Landlord makes any expenditures or incurs any obligations for the payment of money in connection therewith, including but not limited to reasonable attorney's fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligation incurred and costs, shall be paid upon demand to the Landlord by the Tenant as Additional Rent pursuant to Section 4.04 hereof and if not so paid with interest at the rate of twelve (12%) percent per annum calculated as of the date such payments were due.

     13.04 NO ACCORD AND SATISFACTION. Landlord may collect and receive any rent due from Tenant, and the payment thereof shall not constitute a waiver of or affect any notice or demand given, suit instituted or judgment obtained by Landlord, or be held to waive, affect, change, modify or alter the rights or remedies that Landlord has against Tenant in equity, at law, or by virtue of this Lease. No receipt or acceptance by Landlord from Tenant of less than the monthly Rent herein stipulated shall be deemed to be other than a partial payment on account for any due and unpaid stipulated rent; no endorsement or statement on any check or any letter or other writing accompanying any check or payment of rent to Landlord shall be deemed an accord and satisfaction, and Landlord may accept and negotiate such check or payment without prejudice to Landlord's rights to (i) recover the remaining balance of such unpaid rent, or
(ii) pursue any other remedy provided in this Lease.

     13.05 DEFAULT BY LANDLORD. If Landlord fails to perform or observe any of its Lease obligations and such failure continues for more than thirty (30) days after Tenant has delivered written notice thereof ("TENANT'S DEFAULT NOTICE") to Landlord and Landlord's Mortgagee, such failure shall constitute a default under this Lease unless Landlord disputes the claimed default in good faith by written notice to Tenant within such 30-day period; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance then Landlord shall not be in default (nor shall the same constitute a constructive eviction) if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. Tenant's Default Notice shall identify the Lease provisions containing the Landlord's obligations that are the subject of Tenant's complaint and specify in reasonable detail the nature and extent of Landlord's failure with respect thereto. If Landlord or Landlord's Mortgagee fails to cure any default within the applicable grace period, Tenant may pursue any remedies given in this Lease or under the law, but Tenant shall not be entitled to terminate this Lease or withhold or abate any Rent or other charges due hereunder.

     13.06 INDIRECT DAMAGES. Notwithstanding any provision of this Lease to the contrary (except Sections 7.05 and 8.08), none of the provisions of this Lease shall cause either party to be liable to the


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




other party, or anyone claiming through or on behalf of such other party, for any special, indirect or consequential damages, including, without limitation, lost profits or revenues.

     13.07 WAIVERS.

          (a) TENANT HEREBY REPRESENTS, COVENANTS AND AGREES THAT IT IS ENGAGED PRIMARILY IN COMMERCIAL PURSUITS, AND THAT THE LEASE IS A "COMMERCIAL TRANSACTION" WITHIN THE MEANING OF SECTION 52-278A(A) OF THE CONNECTICUT GENERAL STATUTES (REV. 1958), AS AMENDED. TENANT HEREBY WAIVES ALL RIGHTS TO NOTICE, PRIOR JUDICIAL HEARING OR COURT ORDER UNDER SECTION 52-278A ET SEQ. OF THE CONNECTICUT GENERAL STATUTES (REV. 1958) AS AMENDED OR UNDER ANY OTHER STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDIES THE LANDLORD MAY EMPLOY TO ENFORCE ITS RIGHTS AND REMEDIES HEREUNDER.

          (b) TENANT, BY EXECUTION AND DELIVERY OF THIS LEASE, AND LANDLORD, BY ACCEPTANCE HEREOF, EACH HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS LEASE OR ANY OTHER AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY EACH PARTY. TENANT AND LANDLORD ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP. TENANT AND LANDLORD FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS LEASE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.

     13.08 CLAIMS IN BANKRUPTCY. Nothing herein shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of any such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to or less than the amount of the loss or damage referred to above. Without limiting any of the provisions of this Section 13, if pursuant to the Bankruptcy Code, as the same may be amended, Tenant is permitted to assign this Lease in disregard of the restrictions contained in Section 12, Tenant agrees that adequate assurance of future performance by the assignee permitted under the Bankruptcy Code shall mean the deposit of cash security with Landlord in any amount equal to all Rent payable under this Lease for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord, without interest, for the balance of the term as security for the full and faithful performance of all of the obligations under this Lease on the part of Tenant yet to be performed. If Tenant receives or is to receive any valuable consideration for such an assignment of this Lease, such consideration, after deducting therefrom (a) the brokerage commissions, if any, and other expenses reasonably designated by the assignee as paid for the purchase of Tenant's property in the Premises, shall be and become the sole exclusive property of Landlord and shall be paid over to Landlord directly by such assignee. In addition, adequate assurance shall mean that any such assignee of this Lease shall have a net worth indicating said assignee's reasonable ability to pay the Rent, and abide by the terms of this Lease for the remaining portion thereof applying commercially reasonable standards.

                14. NONDISTURBANCE AND RIGHTS OF MORTGAGE HOLDERS

     14.01 SUBORDINATION.

          (a) Tenant agrees that this Lease and all rights of Tenant hereunder are and shall be automatically subject and subordinate at all times to any mortgages (collectively the "MORTGAGES") and each individually, a "MORTGAGE") which may now or hereafter affect the Project or any portion thereof (whether or not the Mortgages shall also cover other lands, buildings or leases), and to all amendments, renewals, modifications, consolidations, replacements, and extensions of any of the foregoing. In


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




     confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord or the holder of any Mortgage or its assigns or successors in interest may reasonably request to evidence such subordination. This Section shall be self-operative and no further subordination shall be required. Tenant's agreement to subordinate this Lease and its rights hereunder is subject to the condition that Landlord delivers to Tenant a recordable instrument acceptable to the holder of each Mortgage (each "LANDLORD'S MORTGAGEE") by which Landlord's Mortgagee shall agree not to disturb Tenant's possession and occupancy of the Premises or join Tenant in any such action as a party defendant so long as Tenant is not in default in the performance or observance of any of the terms, covenants or conditions contained in the Lease.

          (b) In the event that any Mortgage is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, at the option of Landlord's Mortgagee or the grantee or purchaser in foreclosure, notwithstanding any subordination of any such Mortgage to this Lease, attorn to and become the Tenant of the successor in interest to Landlord as Tenant's landlord under this Lease, at the option of such successor in interest. Tenant covenants and agrees to execute and deliver, within ten
     (10) days following delivery of request by Landlord, Landlord's Mortgagee, or by Landlord's successor in interest and in the form requested by Landlord, Landlord's Mortgagee, or by Landlord's successor in interest, any additional documents evidencing the priority or subordination of this Lease with respect to the lien of any such Mortgage, which additional documents shall be satisfactory to Landlord, Landlord's Mortgagee, and Landlord's successors in interest.

          (c) If Landlord's Mortgagee shall succeed to the interest of Landlord under this Lease, Landlord's Mortgagee shall assume and perform Landlord's obligations under this Lease only while it is the fee owner of the Building and shall not be (i) liable for any breach, act or omission of any prior landlord, including Landlord; (ii) subject to offsets, claims or defenses which Tenant might have against prior landlords; (iii) bound by the payment of Rent or other payment in lieu of rent which Tenant may have paid to any prior landlord for more than thirty (30) days in advance of its due date;
     (iv) bound by any assignment, surrender, termination, waiver, lease amendment or modification of or affecting this Lease made without its consent; or (v) any of the construction obligations of Landlord under this Lease.

     14.02 NOTICES. If Tenant is given written notice of the identity and address of Landlord's Mortgagee, then Tenant shall give to such Landlord's Mortgagee written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such Landlord's Mortgagee shall be given the opportunity to cure Landlord's default within the thirty (30) days following such written notice; provided, however, that said thirty (30) day period shall be extended so long as within said thirty (30) day period such party has commenced to cure the default and such party is proceeding with due diligence (including the exercise of its remedies against Landlord if necessary to obtain possession of the Premises) to effect such cure.

     14.03 ESTOPPEL CERTIFICATES. Tenant shall at any time, and from time to time, upon not less than ten (10) days prior written notice from Landlord execute, acknowledge and deliver to Landlord, to any prospective purchaser, or Landlord's Mortgagee, a written certificate stating: (a) whether Tenant has accepted the Premises and the commencement date and termination date of this Lease; (b) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and has not been assigned; (c) that there are not, to Tenant's best knowledge, any uncured defaults on the part of the Landlord or Tenant hereunder, or specifying any defaults if any are claimed;
(d) the dates to which the Annual Base Rent and Additional Rent and other charges under this Lease have been paid and the amounts thereof and any security deposit, and that no Rent or security deposit has been paid in advance of its due date (or, if so, stating such dates), and (g) any other information that may reasonably be required by any of such persons, and which certificate shall be the form requested by Landlord's Mortgagee or purchaser. It is intended that any such certificate of Tenant delivered pursuant to this Section 14.03 may be relied upon by Landlord and any prospective purchaser or Landlord's Mortgagee of any part of the Building. Tenant's failure to deliver such Certificate within said ten (10) day period shall be a default hereunder and shall be conclusive upon Tenant that this Lease is in full force and effect and unmodified, and that there are no uncured defaults in Landlord's performance hereunder.

     14.04 QUIET ENJOYMENT. Upon Tenant paying the Rent and performing all of Tenant's obligations under this Lease, Tenant may peacefully and quietly enjoy the Premises during the Term as against all persons or entities lawfully claiming by or through Landlord; subject, however, to the provisions of this Lease and to the rights of Landlord's Mortgagee.

                                   15. NOTICES

     15.01 MANNER OF NOTICE.

          (a) All notices, demands and other communications ("NOTICES") permitted or required to be given under this Lease shall be in writing, and sent by personal service, certified mail (postage prepaid) return receipt requested or by a nationally recognized overnight courier service, (a) to Tenant (i) at 542 Westport Avenue, Norwalk, Connecticut 06851, Attention:
     David S. Teitelman, if sent prior to Tenant's taking possession of the Premises, or (ii) at the Building if sent subsequent to Tenant's taking possession of the Premises, Attn: David S. Teitelman, or (iii) at any place where Tenant or any agent or employee of Tenant may be found if sent subsequent to Tenant's vacating, abandoning or surrendering the Premises, and (b) to Landlord at c/o Berwind Property Group, Inc., One Belmont Avenue, Suite 401, Bala Cynwynd, Pennsylvania 19004, Attention: Connecticut Asset Manager, with copies to c/o Davis Management Corp., 187 Danbury Road, Wilton, Connecticut 06897, and Aegis Realty Consultants, 1601 Market Street, Suite 2230, Philadelphia, Pennsylvania 19103, Attention:
     Connecticut Asset Manager, or (c) to such other address as either Landlord or Tenant may designate as its new address for such purpose by notice given to the other in accordance with the provisions of this Section 15.01.

          (b) Notices shall be deemed to have been given (i) when hand delivered (provided that delivery shall be evidenced by a receipt executed by or on behalf of the addressee if delivered by personal service) if personal service is used), (ii) the sooner of the date of receipt or the date that is three (3) days after the date of mailing thereof if sent by postage pre-paid registered or certified mail, return receipt requested, and (iii) one (1) day after being sent by Federal Express or other reputable overnight courier service (with delivery evidenced by written receipt) if overnight courier service is used.

                                16. MISCELLANEOUS

     16.01 AUTHORITY. If Tenant signs as a corporation or a partnership, each person executing this Lease on behalf of Tenant hereby covenants and warrants that Tenant is a duly authorized and existing entity, that Tenant is duly qualified to do business in Connecticut, that Tenant has full right and authority to enter into this Lease, and that each person signing on behalf of Tenant is duly authorized to do so and that no other signatures are necessary. Upon Landlord's request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing covenants and warranties.

     16.02 SUBMISSION. Submission of this instrument for examination does not constitute a reservation of or option for lease of the Premises, and it is not effective as a lease or otherwise until this Lease has been executed by both Landlord and Tenant and a fully executed copy has been delivered to each.

     16.03 BUILDING NAME. The Building and Project may be known by such name as Landlord, in its sole discretion, may elect, and Landlord shall have the right from time to time to change such designation or name without Tenant's consent upon thirty (30) days prior written notice to Tenant.

     16.04 NOTICE OF LEASE. Upon the Commencement Date of this Lease, either party shall upon the request of the other, join in the execution of a notice of lease pursuant to Section 47-19 of the Connecticut General Statutes and either party may record the same. Tenant shall not record this Lease, and any recording of this Lease or any memorandum thereof (other than as contemplated by the preceding sentence) shall constitute an Event of Default by Tenant. At the expiration or earlier termination of this Lease, Tenant shall, at the request of Landlord, execute and deliver to Landlord a quit-claim deed, lease cancellation instrument or other instrument of release in form suitable for recording, provided that such document does not have the effect of waiving any claims that either Landlord or Tenant may have against the other arising out of this Lease.

     16.05 NO PARTNERSHIP. Any intention to create a joint venture or partnership relation between the parties hereto is hereby expressly disclaimed. Landlord shall not by the execution of this Lease in any way or for any purpose, become (a) a partner of Tenant in the conduct of Tenant's business or otherwise, or (b) a joint venturer or a member of a joint enterprise with Tenant.

     16.06 TENANT'S FINANCIAL STATEMENTS. Tenant shall furnish Landlord annually, within sixty (60) days after the end of each fiscal year of Tenant, copies of the balance sheets of Tenant, as at the close of such fiscal year, and statements of income and retained earnings of Tenant for such year, prepared in accordance with generally accepted accounting principles and audited by Tenant's independent certified public accountants. During such time that Tenant remains a publicly traded United States company, Tenant shall not be required to deliver its financial statements as aforesaid, but during such period Tenant shall deliver its financial statements to Landlord within ten (10) days following Landlord's request therefor. This agreement shall also be applicable to any permitted assignees or sublessees.

     16.07 JOINT AND SEVERAL. If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other business association to pay Rent and perform all other obligations hereunder shall be deemed to be joint and several, and all notices, payments and agreements given or made by, with or to any one of such individuals, corporations, partnerships or other business associations shall be deemed to have been given or made by, with or to all of them. In like manner, if Tenant shall be a partnership or other business association, the members of which are, by virtue of statute or federal law, subject to personal liability, the liability of each such member shall be joint and several.

     16.08 SURVIVAL. All agreements, covenants and indemnifications contained herein or made in writing pursuant to the terms of this Lease by or on behalf of Tenant shall be deemed material and shall survive expiration or sooner termination of this Lease.

     16.09 BROKERS' FEE.

          (a) Subject to the execution of this Lease by both parties, Landlord shall pay to the Listing Broker designated in Section 1.09 a fee as set forth in a separate agreement between Landlord and the Listing Broker.

          (b) Tenant and Landlord each represent and warrant to the other that neither has had any dealing with any person, firm, broker, or finder (other than the person(s), if any, whose names are set forth in Section 1.09) in connection with the negotiation of this Lease or the consummation of the transaction contemplated hereby (except that Tenant, at its expense, has retained Mark G. Anderson Consultants as Tenant's representative), and no other broker or other person, firm, or entity is entitled to any commission or finder's fee in connection with said transaction and Tenant and Landlord do each hereby indemnify and hold the other harmless from and against any costs, expenses, attorneys' fees, or liability for compensation or charges which may be claimed by any such unnamed broker, finder, or other similar party by reason of any dealings or actions of the indemnifying party.

     16.10 ATTORNEY'S FEES. If on account of any default by Tenant in Tenant's obligations under the terms of this Lease, it becomes necessary or appropriate for Landlord to employ attorneys or other persons to enforce any of Landlord's rights or remedies hereunder, Tenant shall pay upon demand as Additional Rent hereunder all reasonable fees of such attorneys and other persons and all other costs of any kind so incurred.

     16.11 LANDLORD'S LIABILITY. The term "Landlord" as used herein and throughout the Lease shall mean only the owner or owners at the time in question of Landlord's interest in this Lease. Upon any transfer of such interest, from and after the date of such transfer, Landlord herein named (and in case of any subsequent transfers the then transferor) and each of its partners, principals, shareholders, members, beneficiaries or co-tenants, as the case may be, ("LANDLORD'S CONSTITUENT PARTIES") shall be relieved of all liability for the performance of any obligations on the part of the Landlord contained in this Lease, provided that any monies in the hands of Landlord or the then transferor at the time of such transfer, in which Tenant has an interest, shall be delivered to the transferee. The obligations contained in this Lease to be performed by Landlord shall be binding on Landlord's successors and assigns, only during their respective periods of ownership, provided, however, that Landlord and each of Landlord's Constituent Parties shall be under no personal liability with respect to any of the provisions, covenants or agreements of this Lease. If Landlord becomes obligated to pay Tenant a money judgment or otherwise expend funds on account of any failure by Landlord to perform any of its obligations under this Lease, Tenant shall be limited for the satisfaction of the money judgment or other obligation solely to Landlord's interest in the Building (inclusive of the proceeds of the sale thereof) and no other property or assets of Landlord or Landlord's Constituent Parties shall be subject to levy, execution or other enforcement procedure whatsoever for the satisfaction of the money judgment.

     16.12 TIME OF ESSENCE. Except as provided in Section 16.13, TIME IS OF THE ESSENCE with respect to the due performance of the terms, covenants and conditions herein contained; provided, however that no delay or failure to enforce any of the provisions herein contained and no conduct or statement shall waive or affect any of Landlord's rights hereunder.

     16.13 FORCE MAJEURE. Whenever during the Term it becomes impossible for Landlord or Tenant to perform the obligations on either party's part to be performed as a result of war, civil riots, labor disputes or strikes, or inspection delays by governmental authorities (other than those caused by the willful act or omission of Landlord or Tenant), or Acts of God or the elements, then Landlord or Tenant shall be excused from such performance without penalty or other liability or a breach of or default under this Lease to the other party for the period of time in which the event or events giving rise to the impossibility of performance shall exist. Landlord and Tenant agree that neither party shall be excused from the timely performance of its obligations under this Lease for a period of time greater than ninety (90) days, unless specifically provided otherwise in this Lease, and that Tenant's obligation to pay Rent shall not be excused on account of any force majeure condition, except as may be otherwise specifically provided in this Lease.

     16.14 INTERPRETATION. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. The words used in neuter gender include the masculine and feminine. If there is more than one Tenant, the obligations under this Lease imposed on Tenant shall be joint and several. The captions preceding the articles of this Lease have been inserted solely as a matter of convenience and such captions in no way define or limit the scope or intent of any provision of this Lease.

     16.15 NO MERGER. There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Premises or any part thereof by reason of the fact that the same person may acquire or hold, directly or indirectly, this Lease or the leasehold estate hereby created or any interest in this Lease or in such leasehold estate as well as the fee estate in the leasehold Premises or any interest in such fee estate. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger unless Landlord so elects, and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

     16.16 SEVERABILITY. If any provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and enforceable to the full extent permitted by law. No remedy or election hereunder shall be deemed exclusive, but shall wherever possible, be cumulative with all other remedies at law or in equity. Neither this Lease nor any term or provision hereof may be changed, waived, discharged or terminated orally, and no breach thereof shall be waived, altered or modified, except by a written instrument signed by the party against which the enforcement of the change, waiver, discharge or termination is sought. Any right to change, waive, discharge, alter or modify, or terminate this Lease shall be subject to the prior express written consent of Landlord's Mortgagee.

     16.17 NO WAIVER. No waiver of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach of the same or any other provision. No waiver of any breach shall affect or alter this Lease, but each and every term, covenant and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof. No reference to any specific right or remedy shall preclude the exercise of any other right or remedy permitted hereunder or that may be available at law or in equity. No failure by Landlord to insist upon the strict performance of any agreement, term, covenant or condition hereof, or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach, agreement, term, covenant or condition.

     16.18 MULTIPLE OPTIONS. In the event that Tenant has any multiple options to expand, extend or renew this Lease, a later option cannot be exercised unless the prior option to expand, extend or renew this Lease has been properly exercised in accordance with the terms of this Lease.

     16.19 GOVERNING LAW. This Lease and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with the laws of the State of Connecticut.

     16.20 BIND AND INURE. The terms, provisions, covenants and conditions contained in this Lease shall bind and inure to the benefit of Landlord and Tenant, and, except as otherwise provided herein, their respective heirs, legal representatives, successors and assigns. Notwithstanding anything to the contrary set forth herein, if Landlord's Mortgagee shall succeed to Landlord's interests hereunder, then Landlord's Mortgagee shall not be deemed to have assumed any obligations or liabilities under this Lease which arose prior to the date any such Mortgagee succeeded to Landlord's interests hereunder.

     16.21 ENTIRE AGREEMENT. This Lease, including the Exhibits hereto, which are made part of this Lease, contain the entire agreement of the parties and all prior negotiations and agreements are merged herein. Neither Landlord nor Landlord's agents have made any representations or warranties with respect to the Premises, the Building or this Lease except as expressly set forth herein, and no rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise unless expressly set forth herein. Tenant covenants and agrees that no diminution of light, air or view by any structure that may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of Rent under this Lease, result in any liability of Landlord or Tenant, or in any other way affect this Lease or Tenant's obligations hereunder.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease the day and year first above written.

                                            LANDLORD:

________________________________            FAIRHAVEN INVESTORS LIMITED
                                            PARTNERSHIP


________________________________            By__________________________________

                                              Name:
                                              Title:


                                            TENANT:

________________________________            WILTEK, INC.


________________________________            By:_________________________________
                                                Name:
                                                Title:

STATE OF ________________          )
                                   ) ss. ____________
COUNTY OF _______________          )


     On this the ____ day of March, 1999, before me, _____________________, the undersigned officer, personally appeared ___________________, who acknowledged himself/herself to be the __________________ of BERGEN OF CONNECTICUT, INC., the general partner of FAIRHAVEN INVESTORS LIMITED PARTNERSHIP, a limited partnership and that he/she, in such capacity being authorized so to do executed the foregoing instrument as his/her free act and deed and the free act and deed of BERGEN OF CONNECTICUT, INC. for the purposes contained therein by signing the name of FAIRHAVEN INVESTORS LIMITED PARTNERSHIP by himself/herself as _____________ of BERGEN OF CONNECTICUT, INC.

     IN WITNESS WHEREOF, I hereunto set my hand.



_______________________________________        Notary Public/Commissioner of
[Affix Notarial Seal]                          the Superior Court


STATE OF________________      ) ss. _______________
                              )
COUNTY OF ______________      )


     On this the ____ day of March, 1999, before me, _________________________, the undersigned officer, personally appeared __________________, who acknowledged himself to be the ________________________ of WILTEK, INC., a corporation, and that he, as such __________________________, being authorized so to do, executed the foregoing instrument as his free act and deed and the free act and deed of the corporation for the purposes contained therein by signing the name of the corporation by himself as such officer.

     IN WITNESS WHEREOF, I hereunto set my hand.



______________________________
                                        Commissioner of the Superior Court/
                                        Notary Public
[Affix Notarial Seal]                   My Commission Expires:

                                    EXHIBIT A

                                LEGAL DESCRIPTION

                     35 NUTMEG DRIVE, TRUMBULL, CONNECTICUT


A certain piece or parcel of land located on the southerly side of Nutmeg Drive and the northwesterly terminous of Merritt Boulevard, Trumbull, Connecticut. Shown on a map entitled "MAP PREPARED FOR TRUMBULL CORPORATE PARK EAST ASSOCIATES NUTMEG DRIVE & MERRITT BLVD. TRUMBULL, CONN. SCALE: 1" = 50' DATE:
APRIL 6, 1987 REV. FEB. 11, 1988 DEC. 2, 1988 DEC. 28, 1988 SEPT. 22, 1995 APR.
2, 1996 MAP #A2533 SEARCH FB/PG DRAWING NOWAKOWSKI, O'BYMACHOW & KANE CIVIL ENGINEERING & LAND SURVEYING SHELTON, CONNECTICUT 06484, ("Map"), which Map is on file or to be on file with the Trumbull Town Clerk's Office. Being more particularly bounded and described as follows:

     Commencing at a point in the southerly street line of Nutmeg Drive, said point being the northwest corner of land now or formerly of Connecticut Development Authority and being the northeast corner of the herein described premises as shown on said Map;

     Thence proceeding along the westerly property line of land now or formerly of Connecticut Development Authority S 29(degree) 30' 21" E, a distance of 510.00' to a point;

     Thence proceeding to the southerly property line of land now or formerly of Connecticut Development Authority, N 60(degree) 29' 39" E, a distance of 78.35' to a point, which point marks the northwest corner of land now or formerly of Nasdaq Inc., as shown on said Map;

     Thence proceeding to the westerly property line of land now or formerly of Nasdaq Inc. S 17(degree) 40' 46" E, a distance of 510.71' to a point in the northerly highway line of Merritt Boulevard, which point marks the southwest corner of land now or formerly of Nasdaq Inc. and the southeast corner of the herein described premises;

     Thence proceeding along the northerly highway line of Merritt Boulevard S 74(degree) 33' 23" W, a distance of 3.59', to a point, thence proceeding along a curve to the right having a delta of 60(degree) 00' 00" and a radius of 40.00; a distance of 41.89' to a point in the northerly highway line of Merritt Boulevard;

     Thence proceeding along the northerly highway line of Merritt Boulevard along a curve to the left, having a delta of 199(degree) 21' 23" and a radius of 60.0', a distance of 208.77' to a point in the westerly highway line of Merritt Boulevard;

     Thence proceeding along the northerly property line of land now or formerly of Town of Trumbull and the northerly property line of land now or formerly of Norden Systems Inc. S 64(degree) 00' 00" W a distance of 270.06' to a point; thence proceeding along the northerly property line now or formerly of Norden Systems Inc. S 73(degree) 00' 00" W a distance of 120.00' to a point; thence proceeding along the northwest property line of land now or formerly of Norden Systems Inc. S 22(degree) 00' 00" W, a distance of 53.52' to a point in the easterly highway line of Merritt Parkway, which point marks the westerly corner of Norden Systems Inc.;

     Thence proceeding along the easterly highway line of Merritt Parkway, on land now or formerly of State of Connecticut the following nine courses: along a curve to a right having a delta of 06(degree) 44' 05" and a radius of 3,112.16', a distance of 365.81' to a point; thence along a curve to the right having a delta of 08(degree) 40' 58" and a radius of 710.0', a distance of 107.60' to a point; thence proceeding N 20(degree) 20' 27" W, a distance of 35.28' to a point; N 49(degree) 50' 27" W, a distance of 180.00' to a point; N 33(degree) 50' 27" W, a distance of 182.00' to a point; N 14(degree) 20' 27" W, a distance of 181.00' to a point; N 00(degree) 39' 33" E, a distance of 45.12' to a point; thence proceeding along a curve to the left having a delta of 74(degree) 07' 53" and a radius of 60.0', a distance of 77.63' to a point; N 60(degree)29' 39" E, a distance of 141.08' to a point on the westerly terminous of Nutmeg Drive;

     Thence proceeding along the southerly terminous of Nutmeg Drive along a curve to the left having a delta of 120(degree) 00' 00" and a radius of 60.00', a distance of 125.66' to a point on the southerly street line of Nutmeg Drive; N 60(degree) 29' 39" E, a distance of 540.12' to the point or place of beginning.

     TOGETHER WITH a Sanitary Sewer Easement dated February 18, 1988 and recorded in Volume 650 at Page 413 of the Trumbull Land Records.

     Being the same property as Lot 15-1 on "SUBDIVISION MAP OF PROPERTY LOCATED ON MERRITT BOULEVARD & NUTMEG DRIVE TRUMBULL, CONNECTICUT PREPARED FOR BUNKER RAMO. ELTRA CORPORATION J & D KASPER & ASSOCIATES Engineers, Surveyors, Planners, Bridgeport, Connecticut Scale 1" = 100' Date Oct. 4, 1982 Sheet 1 of 1 Designated by K.J.K. Drawn by J.M.P. Checked by K.J.K. Proj. No. K3823/4094 REVISIONS No. Description Date 1. PUMP STA-PL AND EASEMENT 2-17-83 2. ADDITION OF MINCHICK PROPERTY 8-23-83" ("Map") to which Map reference is hereby made, which Map is on file with the Trumbull Town Clerk.

                                    EXHIBIT B

                                    PREMISES

                     35 NUTMEG DRIVE, TRUMBULL, CONNECTICUT

                                    EXHIBIT C

                        RULES AND REGULATIONS ATTACHED TO
                          AND MADE A PART OF THIS LEASE

                     35 NUTMEG DRIVE, TRUMBULL, CONNECTICUT


     1. Tenant shall not display, inscribe, print, paint, maintain or affix on any place or in or about the Building any sign, notice, legend, direction, figure or advertisement, except on the doors of the Premises and on the Directory Boards, and then only such name or names and matter, and in such color, size, style, place and materials, as shall first have been approved in writing by Landlord.

     2. Tenant shall not advertise the business, profession or activities of Tenant conducted in the Building in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business, profession or activities or, which in Landlord's reasonable judgment, tends to impair the reputation of the Building or its desirability as a building for offices, and shall not use the name of the Building for any purpose other than as the business address of Tenant, and Tenant shall not use any picture or likeness of the Building in any circulars, notices, advertisements or correspondence without Landlord's prior written consent.

     3. Tenant shall not use the Premises for housing accommodations or lodging or sleeping purposes, or do any cooking therein (except any convenience kitchen), or use any illumination other than electric light, or use or permit to be brought into the Building any flammable oils or fluids such as gasoline, kerosene, naptha, and benzine, or any explosives, radioactive materials or other articles deemed hazardous to life, limb or property.

     4. Tenant shall not contract for any work or service which might involve the employment of labor incompatible with the Building employees or employees of contractors doing work or performing services by or on behalf of Landlord or with the terms and conditions of any collective bargaining agreement to which Landlord or Landlord's agents or contractors may be a party.

     5. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises, and Tenant shall not cover or obstruct the sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the public places in the Building.

     6. No Tenant shall have any property stored outside, except with the prior consent of Landlord.

     7. All sidewalks, halls, passages, exits, entrances, elevators, lobbies and stairways of the Building, if any, shall not be obstructed by any Tenant or used by him for any purpose other than for ingress to and egress from his respective Premises no shall any door be locked during normal business hours. No Tenant and no employees or invitees of Tenant shall go upon the roof of the Building.

     8. Tenant shall not alter any lock nor install any new or additional locks or any bolts on any door of the Premises, except with the prior consent of Landlord, which consent shall not be unreasonably withheld.

     9. Tenant shall not overload the floor of the Premises or mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof.

     10. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals, fish or birds, bicycles or other vehicles be brought in or kept in or about the Premises or the Building. All bicycles shall be parked in areas designated by Landlord at the Building.

     11. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material, or use any method of heating or air-conditioning other than that supplied by Landlord.

     12. No boring or cutting for wires will be allowed without the consent of Landlord.

     13. Each Tenant, upon the termination of his tenancy, shall deliver to Landlord the keys of offices, rooms and toilet rooms which shall have been furnished Tenant or which Tenant shall have had made, and in the event of loss of any keys so furnished, shall pay the Landlord therefor.

     14. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the Rules and Regulations of the Building.

     15. No vending machine or machines of any description shall be installed, maintained or operated outside the Premises without the written consent of Landlord.

     16. Tenant shall not disturb, solicit, or canvass any occupant of the Building and shall cooperate to prevent same.

     17. Any permitted corrosive, flammable or other special wastes shall be handled for disposal as directed by Landlord and strictly in accordance with all applicable law.

     18. Tenant's use of the Common Areas shall be limited to access and parking purposes and under no circumstances shall Tenant be permitted to store any goods or equipment, conduct any operations or construct or place any improvements, barriers or obstructions in the Common Areas, or otherwise adversely affect the appearance thereof, without the prior consent of Landlord.

     19. Tenant agrees to handle and dispose of all rubbish, garbage, and waste from Tenant's operations in accordance with regulations established by Landlord and not permit the accumulation (unless in concealed metal containers), or burning of any rubbish or garbage in, or about any part of the Building.

     20. Tenant shall not change (whether by alteration, replacement, rebuilding or otherwise) the exterior color and/or architectural treatment of the Premises or of the Building in which the same are located, or any part thereof.

     21. Tenant shall not use the plumbing facilities for any purpose other than for which they were constructed, or dispose of any garbage or other foreign substance therein, whether through the utilization of so-called "disposal" or similar units, or otherwise.

     22. Tenant shall not subject any fixtures, furnishings or equipment in or on the Premises and affixed to the realty, to any mortgages, liens, conditional sales agreements or encumbrances.

     23. Tenant shall not install any awnings or curtains, blinds, shades or screens in, on or outside the Premises which are visible to public view outside the Premises.

     24. Tenant shall not permit window cleaning or other exterior maintenance and janitorial services in and for the Premises to be performed except by such person(s) as shall be approved by Landlord and except during reasonable hours designated for such purposes by Landlord.

     25. Landlord reserves the right to make such other and further nondiscriminatory Rules and Regulations as in its judgment may be necessary or desirable for the safety, care and cleanliness of the Premises and the Building and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional Rules and Regulations which are adopted.

     26. Heating, lighting and plumbing: The Landlord or his agent should be notified at once of any trouble with heating, lighting or plumbing fixtures. Tenants must not leave doors of the Premises unlocked at night.

     27. All freight, furniture, etc. must be received and delivered through entrances to the Building designated for such purpose unless otherwise authorized by the Landlord, and only during such hours and in such elevators as Landlord may reasonably determine from time to time.

     28. Nothing shall be thrown from or taken in through the windows, nor shall anything be left outside the building on the window sills of the Premises.

     29. No person shall loiter in the halls, corridors or lavatories.

     30. The Landlord, its agents and employees shall have access at reasonable times to perform their duties in the maintenance and operation of the Premises.

     31. No Tenant shall use any method of heating other than that provided for in the Tenant's lease without the consent of the Landlord.

     32. Any damage caused to the Building or the Premises or to any person or party herein as a result of any breach of any of the rules and regulations by the Tenant shall be borne by the Tenant.

     33. Tenant will not store vehicles for extended periods of time in the parking garage.

     34. Landlord reserves the right to inspect all objects and matter to be brought into the Building and to exclude from the Building all objects and matter which violate any of these Rules and Regulations or the Lease. Landlord may require any person leaving the Building with any package or other object or matter to submit a pass, listing such package or object or matter, from the tenant from whose premises the package or object or matter is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of such tenant. Landlord shall in no way be liable to Tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the Premises or the Building under the provisions of this Rule or the following Rule.

     35. All persons entering and/or leaving the Building during hours other than business hours may be required to sign a register. Landlord will notify each tenant if Landlord elects to institute a pass system outside of regular business hours.

     36. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a public stenographer or public typist, or for the warehousing, manufacture or sale to the general public of beer, wine, liquor, or drugs; for rendition of medical, dental or other diagnostic or therapeutic services; as a barber, beauty or manicure shop; as an employment bureau; or for the preparation, dispensing or consumption of food and beverages in any manner not consistent with office use, unless specifically approved and agreed to in writing by Landlord and only for the exclusive use of Tenant, its employees and visitors. Tenant shall not use the Premises or any part thereof, or permit the Premises or any part thereof to be used, for sale at retail or auction of merchandise, goods or property of any kind, except for promotional purposes, or for manufacturing, printing or electronic data processing, except for the operation of normal business office reproducing or printing equipment and other business machines for Tenant's own requirements at the Premises; provided that such use shall not exceed that portion of the mechanical or electrical capabilities of the Building equipment allocable to the Premises.

     37. Tenant shall not take or permit any action which would impair or interfere with any of the Building services or the proper and economic heating, cleaning, air conditioning or other servicing of the Building or the Demised Premises, or impair or interfere with or tend to impair or interfere with the use of any of the other areas of the Building by occasion or discomfort, annoyance or inconvenience to, Landlord or any other tenants or occupants of the Building. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system and if requested by Landlord shall lower and close drapes and curtains when the sun's rays fall directly on the windows of the Premises.

     38. Tenant shall comply with such rules and regulations governing parking as may be promulgated from time to time by Landlord, including, without limitation, rules and regulations requiring the parking of vehicles in designated spaces or areas or regarding the exclusion of other spaces or areas.

     39. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business in the Premises, or any part thereof, and if failure to secure such license or permit would in any way affect Landlord, then Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same inspection by Landlord. Tenant shall at all times comply with the terms and conditions of each such license or permit, and failure to procure and maintain same by Tenant shall not affect Tenant's obligations hereunder.

     40. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense, in such a manner as shall be sufficient in Landlord's judgment to absorb and prevent vibration, noise and annoyance.

     41. In the moving, delivery of receipt of safes, freight, furniture, packages, boxes, crates, paper, office material, or any other matter or thing, Tenant shall use and shall cause its employees and contractors and any others making deliveries to the Premises to use hand trucks equipped with rubber tires, side guards and such other safeguards as Landlord shall reasonably require. No hand trucks shall be used in passenger elevators, and no such passenger elevators shall be used for moving, delivery or receipt of the aforementioned articles.


Landlord's Initials:_____________________  Tenant's Initials:___________________

                                    EXHIBIT D

                             CLEANING SPECIFICATIONS

                     35 NUTMEG DRIVE, TRUMBULL, CONNECTICUT


         LOBBY AND PUBLIC AREAS

         DAILY:
         -----

         1.       Pull all trash.  Replace liners as needed
         2.       Empty and clean all ashtrays
         3.       Spot wash all walls and doors
         4.       Vacuum all carpeting
         5.       Thoroughly clean all drinking fountains
         6.       Sweep all stairwells

         WEEKLY:
         ------

         1.       Sweep and wash all stairs and landings
         2.       Spot wash walls
         3.       Vacuum all treads
         4.       Dust rails and ledges
         5.       Wipe down fixed equipment such as fire extinguisher
         6.       Spot clean all carpeting*
         7.       Clean all glass in doors and partitions
         8.       Dust down all ledges

         PERIODIC SPOT CLEANING

         The following list of items and components includes by example, but is not limited to items/components that require spot cleaning.

         *        Door hardware and accessories (including knobs, latches, push plate/bars, etc.)
         *        Wall/door partition surfaces (including glass in walls, doors and partitions)
         *        All moldings/framings
         *        Vents, grills/registers
         *        Telephones, disinfect all phone receivers
         *        Recessed fire equipment cabinets
         *        Light fixtures
         *        Lavatory fixtures
         *        Glass/mirrors


*Carpet shampooing all common hallways, one time per year.

         *        Directory signage/panel frames
         *        Water coolers/fountains
         *        Elevator floor selector panels (metal polish to be used)

         OFFICE AREAS

         DAILY:
         -----

         1.       Pull all trash and replace liners if necessary
         2.       Empty ashtrays
         3.       Vacuum all carpeted areas



         4.       Spot clean all walls, woodwork, doors and other surfaces
         5.       Sweep and spot wash all tile areas, if any

         WEEKLY:
         ------

         1.       Dust artificial plants, paintings, and other wall decorations
         2.       Clean all glass doors and partitions
         3.       Spot clean carpet*
         4. Remove dust from all furniture, window ledges, radiators, and coat racks providing areas are free of personal belongings, paperwork, etc.

*Carpet shampooing all common hallways, one time per year.

         YEARLY:
         ------

         1.       Clean all baseboards
         2.       Clean all vents
         3.       Clean both sides of exterior glass (window washing)

         CONFERENCE ROOMS

         Follow office cleaning procedures
         Vacuum all upholstered furniture as necessary

         BATHROOMS

         DAILY:
         -----

         1.       Pull all trash.  Replace liners as needed
         2.       Replenish towel dispensers, soap dispensers and toilet paper dispensers
         3.       Clean and thoroughly sanitize all toilets, rents, sinks, and urinals
         4.       Spot wash all walls, doors and partitions, including all graffiti.
         5.       Thoroughly wash all floors and baseboards with disinfectant cleaner
         6.       Wipe down and clean all mirrors and bright work including stainless steel and chrome plumbing fixtures.
         7.       Wash down all sinks and counters
         8.       Empty and wash all feminine napkin disposal cans


         MONTHLY:   (Last Friday of every month)
         -------

         Dust down all pipes, vents, and high spots.

         Thoroughly wash down all walls, partitions, doors and other surfaces with disinfectant cleaner.

         SEMI-ANNUALLY:
         -------------

         Thoroughly machine scrub all floor surfaces to remove any build-up in grouting or edges.

                                    EXHIBIT E

                    DESCRIPTION OF TENANT'S SPECIAL EQUIPMENT

                     35 NUTMEG DRIVE, TRUMBULL, CONNECTICUT


     Tenant's Special Equipment will be in the range of the following:

     1. One (1) 250 Diesel Generator Set rated 250KW standby 277/480 volts 3 phase 60 Hertz

     2. Three to Five (3-5) Split System Liebert or equivalent 10 Ton supplementary cooling units.

     The parties hereto acknowledge and agree that the exact specifications of the above listed Special Equipment are subject to modification by Tenant at Tenant's discretion.

                                  OFFICE LEASE


                                     Between


                     FAIRHAVEN INVESTORS LIMITED PARTNERSHIP
                                   (Landlord)



                                       and


                                  WILTEK, INC.
                                    (Tenant)






                                 35 Nutmeg Drive
                              Trumbull, Connecticut



                                 March 25, 1999

                                  OFFICE LEASE

                                TABLE OF CONTENTS


                                                                                  PAGE
                                                                                  ----

SECTION 1      BASIC LEASE PROVISIONS............................................  1
Section 1.01   Project...........................................................  1
Section 1.02   Building..........................................................  1
Section 1.03   Premises..........................................................  1
Section 1.04   Use...............................................................  1
Section 1.05   Term..............................................................  1
Section 1.06   Annual Base Rent..................................................  1
Section 1.07   Security Deposit..................................................  1
Section 1.08   Tenant Share of Taxes and Operating Expenses......................  1
Section 1.09   Listing Broker....................................................  1

SECTION 2      PREMISES, PARKING AND COMMON AREAS................................  1
Section 2.01   Premises..........................................................  1
Section 2.02   Parking...........................................................  2
Section 2.03   Common Areas......................................................  2
Section 2.04   Common Areas - Rules and Regulations..............................  2
Section 2.05   Common Areas - Changes............................................  2

SECTION 3      TERM..............................................................  3
Section 3.01   Lease Term........................................................  3
Section 3.02   Rent Commencement Date............................................  3
Section 3.03   Tenant's Leasehold Improvements...................................  4
Section 3.04   Confirmatory Amendments...........................................  8

SECTION 4      RENT AND SECURITY.................................................  8


                                                                                  PAGE
                                                                                  ----
Section 4.01   Annual Base Rent..................................................  8
Section 4.02   Additional Rent...................................................  8
Section 4.03   Place of Payment..................................................  9
Section 4.04   Terms of Payment..................................................  9
Section 4.05   Late Charges; Interest............................................  9
Section 4.06   Security Deposit..................................................  9

SECTION 5      ADDITIONAL RENT FOR REAL ESTATE TAXES AND OPERATING EXPENSES...... 11

Section 5.01   Net Lease......................................................... 11
Section 5.02   Definitions....................................................... 11
Section 5.03   Payment of Additional Rent........................................ 14
Section 5.04   Payment of Electric Expense....................................... 14
Section 5.05   Landlord's Statements and Tenant's Inspection Rights.............. 15
Section 5.06   Additional Rent Adjustments....................................... 16
Section 5.07   Personal Property Taxes........................................... 17

SECTION 6      SERVICES AND UTILITIES............................................ 17
Section 6.01   Services.......................................................... 17
Section 6.02   Additional Services............................................... 18
Section 6.03   Excessive Current................................................. 18
Section 6.04   Utility Additions................................................. 19
Section 6.05   Landlord's Access................................................. 19
Section 6.06   Interruption of Services.......................................... 19
Section 6.07   Easements......................................................... 20

SECTION 7      CONDUCT OF BUSINESS BY TENANT..................................... 20

Section 7.01   Permitted Use..................................................... 20


                                                                                  PAGE
                                                                                  ----
Section 7.02   Signage........................................................... 20
Section 7.03   Compliance With Legal and Insurance Requirements.................. 20
Section 7.04   Americans with Disabilities Act................................... 21
Section 7.05   Hazardous Materials............................................... 22
Section 7.06   Tenant's Failure to Maintain...................................... 24

SECTION 8      MAINTENANCE, REPAIRS, ALTERATIONS AND ADDITIONS................... 24
Section 8.01   Maintenance and Repair - Landlord's Obligations................... 24
Section 8.02   Maintenance and Repair - Tenant's Obligations..................... 24
Section 8.03   Alterations....................................................... 25
Section 8.04   No Liens.......................................................... 26
Section 8.05   Tenant's Property................................................. 26
Section 8.06   Ownership and Removal............................................. 27
Section 8.07   Surrender......................................................... 27
Section 8.08   Holdover Tenancy.................................................. 27

SECTION 9      INSURANCE......................................................... 28
Section 9.01   Tenant's Insurance................................................ 28
Section 9.02   Delivery of Policies.............................................. 28
Section 9.03   Increased Insurance Risk.......................................... 29
Section 9.04   Landlord's Insurance.............................................. 29
Section 9.05   Waiver of Claims.................................................. 30
Section 9.06   Limitation on Landlord's Liability................................ 30
Section 9.07   Indemnities....................................................... 30




                                                                                  PAGE
                                                                                  ----
SECTION 10     CASUALTY..........................................................  31
Section 10.01  Damage or Destruction.............................................  31
Section 10.02  Abatement of Rent.................................................  32
Section 10.03  Events of Termination.............................................  32
Section 10.04  Insurance Proceeds Upon Termination...............................  32
Section 10.05  Scope of Landlord's Repairs.......................................  32

SECTION 11     CONDEMNATION......................................................  33
Section 11.01  Entire Condemnation...............................................  33
Section 11.02  Partial Condemnation..............................................  33
Section 11.03  Proration.........................................................  33
Section 11.04  Temporary Taking..................................................  33
Section 11.05  Condemnation Awards...............................................  34

SECTION 12     ASSIGNMENT AND SUBLETTING.........................................  34
Section 12.01  Landlord's Consent Required.......................................  34
Section 12.02  Restriction on Transfer...........................................  34
Section 12.03  Landlord's Options................................................  34
Section 12.04  Additional Conditions.............................................  35
Section 12.05  Transfer Profit...................................................  36
Section 12.06  Permitted Controlled Transfers....................................  36
Section 12.07  No Release of Tenant..............................................  36
Section 12.08  Assumption of Obligations.........................................  37
Section 12.09  Material Inducement...............................................  37

SECTION 13     DEFAULTS AND REMEDIES.............................................  37
Section 13.01  Events of Default.................................................  37




                                                                                  PAGE
                                                                                  ----
Section 13.02  Remedies..........................................................  38
Section 13.03  Landlord's Right to Cure Defaults.................................  41
Section 13.04  No Accord and Satisfaction........................................  41
Section 13.05  Default by Landlord...............................................  41
Section 13.06  Indirect Damages..................................................  41
Section 13.07  Waivers...........................................................  42
Section 13.08  Claims in Bankruptcy..............................................  42

SECTION 14     NONDISTURBANCE AND RIGHTS OF MORTGAGE HOLDERS.....................  43
Section 14.01  Subordination.....................................................  43
Section 14.02  Notices...........................................................  43
Section 14.03  Estoppel Certificates.............................................  44
Section 14.04  Quiet Enjoyment...................................................  44

SECTION 15     NOTICES...........................................................  44
Section 15.01  Manner of Notice..................................................  44

SECTION 16     MISCELLANEOUS.....................................................  45
Section 16.01  Authority.........................................................  45
Section 16.02  Submission........................................................  45
Section 16.03  Building Name.....................................................  45
Section 16.04  Notice of Lease...................................................  45
Section 16.05  No Partnership....................................................  45
Section 16.06  Tenant's Financial Statements.....................................  45
Section 16.07  Joint and Several.................................................  46
Section 16.08  Survival..........................................................  46
Section 16.09  Brokers' Fee......................................................  46



                                                                                  PAGE
                                                                                  ----
Section 16.10  Attorney's Fees...................................................  46
Section 16.11  Landlord's Liability..............................................  46
Section 16.12  Time of Essence...................................................  47
Section 16.13  Force Majeure.....................................................  47
Section 16.14  Interpretation....................................................  47
Section 16.15  No Merger.........................................................  47
Section 16.16  Severability......................................................  48
Section 16.17  No Waiver.........................................................  48
Section 16.18  Multiple Options..................................................  48
Section 16.19  Governing Law.....................................................  48
Section 16.20  Bind and Inure....................................................  48
Section 16.21  Entire Agreement..................................................  48


                                LIST OF EXHIBITS

Exhibit A  Legal Description of Project
Exhibit B  Premises
Exhibit C  Rules and Regulations
Exhibit D  Cleaning Specifications
Exhibit E  Description of Tenant's Special Equipment
Exhibit F  Letter of Credit



                                      -58-